EXHIBIT 10.17

SUBLEASE AGREEMENT

DEFINED TERMS

Base Rent:	Beginning on 7/01/02 $9.00/rsf per year subject to increase as set forth below.

2/15/02-6/30/02—$0.00 (subject to the terms of Sec. 7(c) below)
7/1/02-6/30/03—$245,556.00 ($20,463.00 per month)
7/1/03-6/30/04—$252,922.68 ($21,076.89 per month)
7/1/04-6/30/05—$260,510.36 ($21,709.20 per month)
7/1/05-6/30/06—$268,325.67 ($22,360.47 per month)
7/1/06-1/31/07—$161,219.01 ($23,031.29 per month)

Brokers:	Sublessor: Grubb & Ellis/Thomas Linderman Sublessee: MetaPartners, Inc.

Building:
Building IX, Keystone Technology Park at 633 Davis Drive,
Durham, North Carolina, which consists of approximately 75,257 rentable square feet and is located on the real property identified as
Tract IX according to that plat recorded at Plat Book 146, Page 145
Durham County Registry, Durham, North Carolina.

Commencement Date:	February 15, 2002

Expiration Date:	January 31, 2007

Landlord:	TECHNOLOGY IX, LLC, a North Carolina limited liability company

Master Lease:	That certain Lease Agreement dated October 13, 2000 between Landlord, as landlord, and Sublessor, as tenant, attached hereto as Exhibit A.

Tenant’s Permitted Use:	General Office Purposes as permitted under the Master Lease.

Premises:	Improved real property, as more particularly described in Schedule A of the Master Lease consisting of approximately 27,284 rentable square feet.

Rent Commencement Date:	July 1, 2002

Security Deposit:	$153,473.00 held in the form of a renewable, irrevocable standby letter of credit (“L/C”) issued by a federally insured bank in a form similar to that shown in Exhibit C.

Upon Sublessee’s receipt of funding in an amount of at least $10,000,000.00 (as certified in writing by an officer of Sublessee) and upon Sublessee’s delivery of a cash security deposit in the amount of $23,032.00 (to be held through the remainder of term of this Sublease in trust by the Landlord under the terms which Landlord holds Sublessor’s security deposit under the Master Lease), Sublessor shall release to Sublessee the L/C (“L/C Release”).

Sublessee:	Silicon Wireless Corporation, a North Carolina corporation

Sublessee’s Address:	920 Main Campus Drive, Ste. 100 Raleigh, NC 27606 Attn: Steven Carnevale, CFO

Sublessee’s Share:	36.25% of the total rentable area of the Building (per Master Lease).

Sublessor:	LARSCOM, INCORPORATED, a Delaware corporation

Sublessor’s Address:	1845 McCandless Drive Milpitas, California 95305 Attn: Mr. Don Morgan, Chief Financial Officer

Term:	Approximately 59½ months

Exhibits:	Exhibit A—Master Lease Exhibit B—Supplemental Lease Documents Exhibit C—Example of an Acceptable Letter of Credit Exhibit D—Bill of Sale

THIS SUBLEASE AGREEMENT (“Sublease”) is entered into by and between Sublessor and Sublessee on the basis of the following facts, understandings and intentions:

Sublessor is presently a lessee of the Premises in the Building pursuant to the Master Lease by and between Landlord and Sublessor. A copy of the Master Lease with all exhibits and addenda thereto, is attached hereto as Exhibit A. A copy of all amendments to the Master Lease and any other documents which alter or amend the terms and conditions of the Master Lease are attached as Exhibit B (the “Supplemental Lease Documents”).

Sublessor desires to sublease the Premises to Sublessee and Sublessee desires to sublease the Premises from Sublessor on all of the terms, covenants and conditions hereinafter set forth.

All of the terms and definitions under the Defined Terms section are incorporated herein by this reference.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the sufficiency of which the parties hereby acknowledge, the parties hereto agree as follows:

Term.    The Term of this Sublease shall commence on the Commencement Date and end on the Expiration Date. If for any reason Sublessor does not deliver possession of the Premises to Sublessee on or before the Commencement Date, then this Sublease shall not terminate. Sublessor will have no liability for such failure to deliver the Premises, but the Base Rent and Additional Rent due hereunder shall not commence until the date possession of the Premises are given to Sublessee. Sublessor shall sublease to Sublessee, and Sublessee shall sublease from Sublessor the Premises for the Term upon all of the terms, covenants and conditions herein contained. In addition, Sublessor shall lease to Sublessee, and Sublessee shall lease from Sublessor, any and all permanent improvements (“Improvements”) on the Premises constructed and/or owned by Sublessor, upon all of the terms, covenants and conditions herein contained. As used herein, “Premises” shall include the Premises and the Improvements.

Early Access. Subject to Sublessee’s execution of a hold harmless and indemnification agreement reasonably requested by Sublessor, upon reasonable request Sublessor shall allow Sublessee access to the Premises prior to the Commencement Date solely for the limited purpose of preparing the Premises for occupancy. Sublessee’s access shall be subject to all of the terms of this Sublease, except the obligation to pay rent hereunder.

Condition of Premises.

Physical Condition.    As of the Commencement Date, Sublessee acknowledges that Sublessee shall have conducted Sublessee’s own investigation of the Premises and the physical condition thereof, including accessibility and location of utilities, improvements, and a visual inspection of the existence of hazardous materials which in Sublessee’s judgment affect or influence Sublessee’s use of the Premises and Sublessee’s willingness to enter this Sublease. Sublessee recognizes that Sublessor would not sublease the Premises except on an “as is” and “where is” basis and acknowledges that Sublessor has made no representations of any kind in connection with improvements or physical conditions (including, without limitation, environmental condition) on, or bearing on, the use of the Premises. Sublessee shall rely solely on Sublessee’s own inspection and examination of such items and not on any express or implied representations of Sublessor, except as provided in this Sublease. Sublessee further recognizes and agrees that neither Sublessor nor Landlord shall be required to perform any work of construction, alteration or maintenance of or to the Premises; provided, however, Sublessor shall deliver the Premises to Sublessee in broom clean condition and in the same arrangement and condition as the Premises now is, reasonable wear and tear and casualty excepted.

Further Inspection.    Sublessee represents and warrants to Sublessor that as of the Commencement Date Sublessee shall have examined and inspected all matters with respect to taxes, insurance costs, permissible uses, the Master Lease, zoning, covenants, conditions and restrictions and all other matters which in Sublessee’s judgment bear upon the value and suitability of the Premises for Sublessee’s purposes. Sublessee has and will rely solely on Sublessee’s own inspection and examination of such items and not on any express or implied representations of Sublessor except as provided in this Sublease.

Sublease Subject to Master Lease.

Inclusions.    It is expressly understood, acknowledged and agreed by Sublessee that all of the other terms, conditions and covenants of this Sublease shall be those stated in the Master Lease except as modified herein by this Sublease. Unless otherwise stated herein, Sublessee shall be subject to, bound by and comply with all of said articles and sections of the Master Lease with respect to the Premises and shall satisfy all applicable terms and conditions of the Master Lease for the benefit of both Sublessor and Landlord, it being understood and agreed that, except to the extent the context clearly indicates to the contrary, wherever in the Master Lease the word “Tenant” appears, for the purposes of this Sublease, the word “Sublessee” shall be substituted; wherever the word “Landlord” appears, for the purposes of this Sublease, the word “Sublessor” shall be substituted and wherever the words “Base Rent Installment Amount” appears, for the purposes of this Sublease, the words “Base Rent” shall be substituted; and that upon the breach of any of said terms, conditions or covenants of the Master Lease by Sublessee or upon the failure of Sublessee to pay Rent or comply with any of the provisions of this Sublease, Sublessor may exercise any and all rights and remedies granted to Landlord by the Master Lease. In the event of any conflict between this Sublease and the Master Lease, the terms of this Sublease shall control. Whenever the provisions of the Master Lease incorporated as provisions of this Sublease require the written consent of Landlord, said provisions shall be construed to require the written consent of both Landlord and Sublessor. Sublessor agrees that it shall not unreasonably withhold, condition or delay its consent and if Landlord has provided its written consent, Sublessor agrees that its failure to provide consent or notice of non-consent within ten (10) days of written notice that Landlord has consented shall be deemed to be Sublessor’s granting of consent. Sublessee hereby acknowledges that it has read and is familiar with all the terms of the Master Lease, and agrees that this Sublease is subordinate and subject to the Master Lease and that any termination thereof without the fault of Sublessor shall likewise terminate this Sublease.

Exclusions.    Notwithstanding anything to the contrary set forth in this Sublease or the Master Lease, the terms and provisions of the following sections and portions of the Master Lease are not incorporated into this Sublease: the lease terms “Landlord,” “Tenant,” “Execution Date,” “Term,” “Interim Period,” “Commencement Date,” “Expiration Date,” “Improvements,” “Landlord Improvements,” “Tenant Improvements” (except as such term is used in Section 13.2), “Tenant Upfit Allowance,” “Construction Schedule,” “Base Rent,” “Per Diem Rent,” “Initial Estimated Amount,” “Security Deposit” and “Brokers” from the Lease Term Sheet, Sections 2, 3.1, 4.1, 5, 6, the phrase “Except for the Tenant Improvements,” in the first sentence of 7, the last two sentences of 30.2 and Schedules C, D, E and H.

Time for Notice.    The time limits provided for in the provisions of the Master Lease for the giving of notice, making of demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are amended for the purposes of this Sublease by lengthening or shortening the same in each instance by five (5) days, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublessor or Sublessee, as the case may be, within the time limit relating thereto contained in the Master Lease. If the Master Lease allows only five (5) days or less for Sublessor to perform any act, or to undertake to perform such act, or to correct any failure relating to the Premises or this Sublease, then Sublessee shall nevertheless be allowed three (3) days to perform such act, undertake such act and/or correct such failure.

Performance by Sublessor; Status of Master Lease.

Sublessor’s Performance Conditioned on Landlord’s Performance.    Sublessee recognizes that Sublessor is not in a position to render any of the services or to perform any of the obligations required of Landlord by the terms of the Master Lease. Sublessor shall have no responsibility to upfit or otherwise improve, maintain or repair the Premises; provided however, Sublessor agrees that it will enforce its rights as tenant under the Master Lease and use all commercially reasonable efforts to cause Landlord to make all repairs to the Premises and the Building required to be made by Landlord under the Master Lease. Sublessee will not have any claim against Sublessor based on Landlord’s failure or refusal to comply with any of the provisions of the Master Lease unless that failure or refusal is a result of Sublessor’s act or failure to act. Despite Landlord’s failure or refusal to comply with any of those provisions of the Master Lease, this Sublease will remain in full force and effect and Sublessee will pay the base rent and additional rent and all other charges provided for in this Sublease without any abatement, deduction or setoff, unless the Master Lease allows Sublessor to do so and if Sublessor does withhold payments to Landlord, then to the extent the basis for such withholding occurred during the Sublease term, Sublessee shall also be entitled to withhold payments in an equitable amount after deducting Sublessor’s costs and expenses related thereto, but in no event to exceed the lesser of the amount so withheld by Sublessor or the amount of rent due from Sublessee under this Sublease. Except as expressly provided in this Sublease, Sublessee agrees to be subject to, and bound by, all of the covenants, agreements, terms, provisions, and conditions of the Master Lease, as though Sublessee was the Tenant under the Master Lease.

Enforcement of Rights Against Landlord.    If Landlord defaults in any obligation to Sublessor regarding the Premises, then Sublessor shall not, except as and to the extent set forth in this paragraph, be obligated to bringany action or proceeding or to take any other steps to enforce Sublessor’s rights against Landlord. Sublessor shall cooperate, at no cost to Sublessor, in seeking to obtain Landlord’s performance under the Master Lease. Upon Sublessee’s written request, Sublessor shall make written demand upon Landlord to perform Landlord’s obligations regarding the Premises. If, after Sublessee makes such demand, Landlord’s grace period under the Master Lease expires and Landlord fails to perform Landlord’s obligations under the Master Lease, then Sublessee shall have the right to proceed against Landlord in Sublessee’s own name. All rights of Sublessor under the Master Lease necessary for that purpose shall be, and hereby are, conferred upon and transferred to Sublessee. Sublessee shall be subrogated to such rights to the extent that they apply to the Premises. If Sublessee cannot proceed against Landlord in Sublessee’s name because of lack of privity, nonassignability, or any other reason, Sublessee shall have the right, at its sole cost and expense, to request that Sublessor proceed against Landlord in Sublessor’s name, provided Sublessee is not in default under this Sublease beyond any applicable notice or grace period, which request Sublessor shall not unreasonably withheld. Sublessor shall execute all documents and take all actions that Sublessee reasonably requests in connection therewith. To the extent that the Master Lease allows Sublessor to exercise “self-help” rights and a reasonable basis exists for Sublessee to request that Sublessor exercise such rights with respect to the Premises, Sublessor shall exercise such rights for Sublessee’s benefit. To the extent that, as a result of

Landlord’s default under the Master Lease affecting the Premises, Sublessor recovers any sum from Landlord or is entitled to any abatement, credit, set-off, or offset; such recovery, abatement, credit, set-off, or offset, or the benefit thereof (minus Sublessor’s costs and expenses incurred as a result thereof), shall belong exclusively to Sublessee.

Rent.

Base Rent.    Sublessee shall pay to Sublessor the Base Rent in advance on the first day of each month of the Term, commencing on the Rent Commencement Date. In the event the Rent Commencement Date shall not be the first day of a calendar month or the last day of the Term is not the last day of the calendar month, the Base Rent shall be appropriately prorated based on a thirty (30) day month. All installments of Base Rent shall be delivered to Landlord’s Address, or at such other place as may be designated in writing from time to time by Landlord, in lawful money of the United States and without deduction or offset for any cause whatsoever unless allowed herein. Sublessee shall not be responsible for the payment of any Base Rent until the Rent Commencement Date.

Additional Rental.    Sublessee shall pay directly to Landlord Sublessor’s monthly installments of Additional Rent (as such term is defined in the Master Lease). As hereinafter used, “Rent” shall include Base Rent and Additional Rent to be paid by Sublessee pursuant to Section 6(a) and (b). Notwithstanding anything set forth to the contrary in Section 6(a), from the Commencement Date until the Rent Commencement Date, Sublessee shall be responsible for Additional Rent due under this Sublease.

Sale of Furniture and Equipment.    Concurrently with execution of this Sublease the parties shall enter into a bill of sale substantially in the form attached hereto as Exhibit D (“Bill of Sale”), related to Sublessor’s sale and Sublessee’s purchase of the furniture, fixtures and equipment (“FF&E”) presently owned by Sublessor located in the Premises on the Commencement Date. A list of the FF&E subject to the Bill of Sale is attached as a schedule to Exhibit D.

Security Deposit.    Upon execution hereof, Sublessee shall deposit the Security Deposit with Sublessor by delivering the original executed version of the L/C.

The Security Deposit shall secure Sublessee’s obligations under this Sublease to pay Base Rent and Additional Rent, to maintain the Premises and repair damages thereto as required by this Sublease, to surrender the Premises to Sublessor in clean condition upon termination of this Sublease and to discharge Sublessee’s other obligations hereunder. Sublessor may use and commingle the Security Deposit with other funds of Sublessor.

If Sublessee fails to perform Sublessee’s obligations hereunder, Sublessor may, but without any obligation to do so, draw down on the L/C or use any portion of the Security Deposit held by Sublessor or Landlord in cash and apply such amounts toward fulfillment of Sublessee’s unperformed obligations. If Sublessor does so apply any portion of the Security Deposit, Sublessee’s failure to remit to Landlord, Sublessor or the entity issuing the L/C, as applicable, a sufficient amount in cash to restore the Security Deposit to the original amount within five (5) days after receipt of Sublessor’s written demand to do so shall constitute an Event of Default.
Upon a monetary Event of Default (as defined in Section 16 of the Master Lease) of this Sublease by Sublessee at any time during the first two (2) years of the term of this Sublease, the Base Rent abatement provided herein applicable to Sublessee’s occupancy of the Premises during the period between the Commencement Date and the Rent Commencement Date (“Rent Abatement Period”) shall be deemed inapplicable and Sublessee shall immediately become obligated to pay to Sublessor the full value of the Rent abated during the Rent Abatement Period. Additionally, notwithstanding anything to the contrary set forth in this Sublease, upon the occurrence of an uncured Event of Default by Sublessee prior to the L/C Release Date, Sublessee agrees that Sublessor shall be entitled to draw down on the entire L/C and the cash value so received by Sublessor shall first be used to cure Sublessee’s Event of Default and the remainder shall be applied to compensate Sublessor for damages it shall have suffered as a result of the Event of Default by Sublessee; provided however, that such procedure shall not prejudice any other right or remedy available to Sublessor at law, in equity or by contract as a result of the Event of Default by Sublessee. After the L/C proceeds are fully applied by Sublessor in accordance with the terms of this Section 7(c), Sublessor shall return the remaining cash value of the L/C, if any, to Sublessee, provided first that Sublessee has reinstated the L/C in its original amount and delivered to Sublessor an original signed version of the reinstated L/C.

Upon termination of this Sublease, if Sublessee has then performed all of Sublessee’s obligations hereunder, Sublessor shall cause the Security Deposit, or whatever amount remains of the Security Deposit after Sublessor applied all or a portion of the Security Deposit to perform Sublessee’s obligations hereunder, to be returned to Sublessee without payment of interest.

Use.    The Premises are to be used for the Tenant’s Permitted Use, and for no other purpose or business without the prior written consent of Landlord. In no event shall the Premises be used for a purpose or use prohibited by the Master Lease unless approved by Landlord.

Indemnity.    Sublessee and Sublessor agree to protect, defend, indemnify, and hold the other harmless from and against any and all liabilities, claims, expenses, losses and damages (including reasonable attorneys’ fees and costs), that may at the time be asserted against the other by (a) Landlord for failure of the party to perform any of the covenants, agreements, terms, provisions, or conditions contained in the Master Lease that the party is obligated to perform under the provisions of this Sublease; or (b) any person as a result of the other party’s use or occupancy of the Premises, except to the extent any of the foregoing is caused by a party’s own negligence or willful misconduct. The provisions of this Section 9 will survive the expiration or earlier termination of the Master Lease or this Sublease.

Termination of Master Lease.    If the Premises are damaged or destroyed and Landlord or Sublessor exercises any option either may have to terminate the Master Lease, if any, this Sublease shall terminate as of the date of the termination of the Master Lease.

Continuation of Sublease.    If the Master Lease is not terminated following any damage or destruction as provided above, this Sublease shall remain in full force and effect. All insurance proceeds or condemnation awards received by Sublessor under the Master Lease will be used to rebuild or restore the Premises and if there are excess proceeds or awards then Sublessor shall be entitled to those amounts.

Eminent Domain.

Total Condemnation.    If all of the Premises is condemned by eminent domain, inversely condemned or sold in lieu of condemnation, for any public or a quasi-public use or purpose (“Condemned” or “Condemnation”), this Sublease shall terminate as of the date of title vesting in such proceeding, and Base Rent shall be adjusted to the date of termination.

Partial Condemnation.    If any portion of the Premises is Condemned, and Sublessor exercises any option to terminate the Master Lease, this Sublease shall automatically terminate as of the date of the termination of the Master Lease. If Sublessor has the option to terminate the Master Lease, Sublessor shall promptly give Sublessee notice of such option and shall exercise such option if so directed by Sublessee subject to the relevant provisions of the Master Lease. If this Sublease is not terminated following any such Condemnation, this Sublease shall remain in full force and effect and Sublessor shall promptly restore the Premises to the extent of any Condemnation proceeds recovered by Sublessor and, in addition, Sublessor shall diligently enforce any rights under the Master Lease to require Lessor to rebuild the Premises. Base Rent shall be equitably adjusted to take into account interference with Sublessee’s ability to conduct its operations on the Premises as a result of the Premises being Condemned.

Sublessee’s Award.    Subject to the provisions of the Master Lease, Sublessee shall have the right to recover from the condemning authority, but not from Sublessor, such compensation as may be separately awarded to Sublessee in connection with costs and removing Sublessee’s merchandise, furniture, fixtures, leasehold improvements and equipment to a new location.

Insurance.    All insurance policies required to be carried by Sublessee, pursuant to the Master Lease, shall contain a provision whereby Sublessor and Landlord are each named as additional insureds under such policies.

Brokerage Commission.    Sublessor shall pay a brokerage commission to Brokers for Sublessee’s subletting of the Premises as provided for in a separate agreement between Sublessor and Brokers. Sublessee and Sublessor warrant for the benefit of the other that the sole contact with either party or the Premises in connection with this transaction has been directly with the other party and Brokers. Sublessee and Sublessor further warrant for the benefit of the other that no other broker or finder can properly claim a right to a commission or a finder’s fee based upon contacts between the claimant and Sublessee or Sublessor with respect to the other party or the Premises. Sublessee and Sublessor shall indemnify, defend by counsel acceptable to the other party and hold the other party harmless from and against any loss, cost or expense, including, but not limited to, attorneys’ fees and court costs, resulting from any claim for a fee or commission by any broker or finder, other than any claims by Brokers, in connection with the Premises and this Sublease.

Miscellaneous.

Entire Agreement.    This Sublease contains all of the covenants, conditions and agreements between the parties concerning the Premises, and shall supersede all prior correspondence, agreements and understandings concerning the Premises, both oral and written. No addition or modification of any term or provision of this Sublease shall be effective unless set forth in writing and signed by both Sublessor and Sublessee.

Captions/Definitions.    All captions and headings in this Sublease are for the purposes of reference and convenience and shall not limit or expand the provisions of this Sublease. Any capitalized terms not expressly defined herein shall have the meaning set forth in the Master Lease.

Landlord’s Consent.    This Sublease is conditioned upon Landlord’s written approval of this Sublease within sixty (60) days following Sublessee’s execution of this Sublease. If Landlord refuses to consent to this Sublease, or if the sixty (60) day consent period expires, this Sublease may be terminated by either Sublessor or Sublessee by written notice thereof to the other, and neither party shall have any continuing obligation to the other with respect to the Premises; provided Sublessor shall return the Deposit and any prepaid Rent, if previously delivered to Sublessor, to Sublessee. Sublessor shall be responsible for paying up to $250.00 of any and all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred by Landlord to provide its consent to this Sublease and Sublessee shall be responsible for paying any such amounts over the $250.00 paid by Sublessor.

Authority.    Each person executing this Sublease on behalf of a party hereto represents and warrants that he or she is authorized and empowered to do so and to thereby bind the party on whose behalf he or she is signing.

Attorneys’ Fees.    In the event either party shall bring any action or proceeding for damages or for an alleged breach of any provision of this Sublease to recover rents, or to enforce, protect or establish any right or remedy hereunder, the prevailing party shall be entitled to recover reasonable attorneys’ fees and court costs as part of such action or proceeding.

Waiver.    Sublessee and Sublessor shall not be deemed to have waived any term, covenant or condition required of the other party unless such waiver is expressly made by Sublessee or Sublessor to the other party in signed writing. No waiver by Sublessee or Sublessor of the default or breach by the other party of any term, covenant or condition hereof by the other party shall be deemed a waiver of any other term, covenant or condition or of any subsequent default or breach of the same term, covenant or condition.

Cooperation Clause.    Sublessor shall use reasonable efforts to cooperate with Sublessee in (i) obtaining for Sublessee: (a) additional services requested by Sublessee under the Master Lease and this Sublease; (b) any benefit to Sublessor relating to the Premises under the Master Lease that would directly benefit Sublessee, including, without limitation, any dispute rights regarding operating expenses, real estate taxes, other escalations, or electricity payments as set forth in the Master Lease; and (c) Landlord’s consent to any action for which the Master Lease requires Landlord’s consent, and (ii) delivering any notice to Landlord as required by any provision of the Master Lease or this Sublease, including without limitation, promptly forwarding any request made by Sublessee to Landlord for services, or consent or approval, and providing Landlord with all information required (or that Landlord may reasonably request) regarding any such request. If Landlord grants any consent, then Sublessor shall not unreasonably withhold or delay consent or approval with respect thereto and any failure of Sublessor to provide notice of its consent or refusal to provide consent within ten (10) days of receipt of notice that Landlord has consented shall be deemed Sublessor’s consent.

Sublessee’s Consent Required.    Prior to exercising any right to extend or renew the term of the Master Lease, exercising any option to extend under the Master Lease, or terminating or altering the term of the Master Lease Sublessor must first obtain Sublessee’s consent to such action in writing (which consent Sublessee shall not unreasonable withhold, condition or delay).

Hazardous Materials.    Sublessee agrees that during its use and occupancy of the Premises it will not permit “Hazardous Materials” as defined in the Master Lease to be present on or about the Premises except in a manner and quantity necessary for the ordinary performance of Sublessee’s business and that it will comply with all “Environmental Laws” as defined in the Master Lease relating to the use, storage or disposal of any such Hazardous Materials, and to otherwise comply with the obligations of Sublessor as tenant under the Master Lease. Sublessee agrees to indemnify and hold harmless Sublessor from and against any and all claims, losses, liabilities and expenses (including reasonable attorney’s fees) sustained by Sublessor attributable to (a) any Hazardous Materials placed on or about the Premises by Sublessee or its agents, employees, contractors or invitees or (b) Sublessee’s breach of any provision of this paragraph. In no event shall Sublessee be liable for any Hazardous Materials which existed in the Premises or the Building as of the date of this Sublease or for any Hazardous Materials introduced by Landlord, Sublessor, other tenants of the Building, or their respective employees, agents, contractors or invitees.

Signs.    Sublessor agrees to transfer to Sublessee all rights it may have under the Master Lease to erect signage at the Premises and Building and agrees to cooperate at Sublessee’s sole cost and expense with Sublessee in obtaining Landlord’s consent to Sublessee’s signage if any.

Return of the Premises.    At the end of the Term or earlier termination of the Term Sublessee shall return the Premises to Sublessor in substantially the same condition as Sublessee received the Premises with all furniture and fixtures removed, ordinary wear and tear excepted and in full compliance with Landlord’s requirements regarding any alterations to the Sublease Premises made by or for Sublessee.

Master Lease and Supplemental Lease Documents.    Sublessor warrants to Sublessee that: (i) the document contained in Exhibit A is a complete and accurate copy of the Master Lease; (ii) the documents contained in Exhibit B are complete and accurate copies of all documents which alter or amend the Master Lease; and (iii) the Master Lease and all the Supplemental Lease Documents are in full force and effect and there are no uncured defaults under the Master Lease or any of the Supplemental Lease Documents. Any capitalized terms not specifically defined to the contrary herein shall have the meaning set forth in the Master Lease.

Remedies Cumulative.    No remedy or election made hereunder by Sublessee or Sublessor shall be deemed exclusive and shall, to the extent possible under applicable law, be deemed cumulative with all other remedies at law, in equity or pursuant to contract that may be available to Sublessee or Sublessor.

Counterparts.    This Sublease may be executed in original by the parties in counterparts, each of which, when compiled together shall be deemed to form a complete document and constitute one and the same agreement.

[SIGNATURE BLOCKS TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed one (1) or more copies of this Sublease, effective as of the dates signed below.

“S	ublessor”

LA	RSCOM, INCORPORATED
a D	elaware corporation

By: /s/ DONALD W. MORGAN
By	:
Its: Vice President Finance and Chief Financial Officer
Date: 2/27/02

“S	ublessee”

SIL	ICON WIRELESS CORPORATION
a N	orth Carolina corporation

/s/ GLENN KLINE
By	:
Its: President and Chief Executive Officer
Date: 2/26/02

By:
Its:
Date:

EXHIBIT A
MASTER LEASE

LEASE TERM SHEET

THIS TERM SHEET is made a part of the attached Lease Agreement between Landlord and Tenant. Use of the following capitalized terms (indicated in bold type) in the Lease shall be deemed a reference to the information set out below.

☐	LANDLORD:
TECHNOLOGY IX, LLC
a North Carolina Limited Liability Company
630 Davis Drive—Suite 200
Durham,NC 27713 (Street)
Morrisville,NC 27560 (Mail)
Attn: J. Patrick Gavaghan, Manager
Facsimile No.: (919) 281-0310

☐	MANAGING AGENT:	KEYSTONE CORPORATION a North Carolina Corporation 630 Davis Drive—Suite 200 Durham, NC 27713 (Street) Morrisville, NC 27560 (Mail) Attn: D. Reid Tyler Facsimile No.: (919) 281-0310

☐	TENANT:	LARSCOM, INCORPORATED a Delaware corporation 1845 McCandless Dr. Milpitas, California 95305 Attn: Don Morgan, CFO Facsimile No.: (408) 956-0998
☐	EXECUTION DATE: The latest date of execution by Landlord and Tenant as reflected on the signature page of this Lease.

☐
LEASE YEAR:    The first Lease Year shall run from the Commencement Date through the period expiring one (1) year from the end of the Interim Period. Thereafter, each Lease Year shall be each subsequent 365/366 day period.

☐	TERM: From Commencement Date through Expiration Date.

–	Interim Period: If the Commencement Date is a date other than the first of a calendar month, the period running from the Commencement Date through the end of that same calendar month.

–	Commencement Date: The later of: (i) the date of the issuance of the certificate of occupancy for the Premises; and (ii) the date the Tenant Improvements are Substantially Completed.

–	Expiration Date: If the Commencement Date is the first day of the month, seventy (72) months from the Commencement Date and otherwise seventy (72) months from the end of the Interim Period.

☐	PREMISES: Approximately 27, 284 rentable square feet located in the Building as outlined on Schedule A attached to the Lease.

☐
BUILDING: Building IX, Keystone Technology Park at 633 Davis Drive, Durham, NC, which consists of approximately 75,257 rentable square feet and is located on that real property identified as Tract IX according to that plat recorded at Plat Book 146, Page 145, Durham County Registry, Durham, North Carolina.

☐	USE:

–	Tenant’s Permitted Use: General Office

Employees	per Square Foot: 4.5 per 1000 useable sq. ft.

☐	IMPROVEMENTS:

–	Landlord Improvements: Described on Schedule B attached

–	Tenant Improvements: Described on Schedule C attached

–	Tenant Upfit Allowance: $810,303.03

☐	CONSTRUCTION SCHEDULE:

–	Space Plan Approval Date: August 28, 2000

–	Finish Selection Date: September 9, 2000

–	Construction Drawings Completion Date: October 20, 2000

–	Budget Approval Date: October 13, 2000

–	Target Commencement Date: DecemberJanuary 19, 2001

–	Outside Commencement Date: JanuaryFebruary 19, 2001

–	Tenant Delays: Delays in completion of the Tenant Improvements past the Target Completion Date caused by or attributable to Tenant.

–
Substantial Completion/Substantially Completed: When the Premises may be lawfully occupied by Tenant (i.e., a certificate of occupancy or temporary certificate of occupancy has been issued) for the normal conduct of its business, notwithstanding that minor or insubstantial details of construction, decoration, or mechanical adjustment remain to be performed.

☐	RENT:

–	Base Rent: Described on Schedule D attached

–	Per Diem Rent: The per diem rate of Base Rent (calculated on the Installment Amount set out in Schedule D) and Additional Rent for the first Lease Year/Period.

–	Additional Rent (TICAM):

–	Initial Estimated Amount: $5,115.75/mo.

–
Tenant’s Proportionate Share: means the ratio that the rentable square feet in the Premises bears to the total rentable square feet in the Building (as those figures may vary from time to time resulting from physical changes in the character of the Premises and/or Building) expressed as a percentage. As of this date, that percentage is 36.25%.

–	Holdover Rent Multiple: 1.5

☐	SECURITY DEPOSIT: Equal to initial Installment Amount

☐	INSURANCE:

–	Tenant Liability Coverage: $1,000,000.00 Combined Single Limits

–	Landlord Liability Coverage: $1,000,000.00 Combined Single Limits

–	Business Interruption Insurance Coverage: 12 months Base Rent & Additional Rent

☐	INTEREST RATE: Eighteen (18.0%) percent per annum

☐	BROKERS:

–	Landlord’s: Carolantic Realty

–	Tenant’s: Dillon Commercial
☐ SCHEDULES:	A-Premises Description
B-Landlord Improvements
C-Tenant Improvements
D-Base Rent Schedule
E-Deadline Construction

F-Satellite Antenna
G-Rules and Regulations
H-Renewal Option

LANDLORD:	TENANT:

TECHNOLOGY IX, LLC a N.C. Limited Liability Company	LARSCOM, INCORPORATED a Delaware Corporation

By:	/s/ J. PATRICK GAVAGHAN	By:	/s/ Donald W. Morgan
	Manager		CFO

Date: 10/13/00		Date: 10/12/00

This offer of lease is contingent upon Tenant executing and returning not less than two (2) counterpart originals of this Lease to Landlord by October 13, 2000. If not returned to Landlord by that date, this offer of lease shall automatically be deemed withdrawn.

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease” or “Agreement”) entered into as of the Execution Date between the Landlord and the Tenant. Landlord, in consideration of the rents and covenants to be kept and performed by the Tenant, leases to the Tenant that certain property and improvements, more specifically described below, upon the following terms and conditions:

1.    PREMISES.

1.1.    Premises.    The property leased is the Premises located in the Building as described in the Term Sheet. The term “Building” shall include the parcel of real property on which the improvements are located and all improvements thereon, whether leased to Tenant or not.

1.2.    Common Area.    The Premises are leased together with a non-exclusive license to use, in common with the Landlord and other tenants in the Building, those common areas necessary for ingress and egress, including lobbies, restrooms, halls, stairways, drives, sidewalks and parking areas, along with any other areas which Landlord may, but is not obligated to, designate for common use by tenants (the “Common Areas”). Unless specifically provided elsewhere in this Agreement, Tenant shall have no designated parking spaces and shall observe restricted parking areas designated by Landlord. Landlord does not grant any easement for light, air or view.

2.    TERM.

2.1.    Duration.    Subject to a prior termination as provided in this Agreement, this Lease shall remain in effect for the Term.

2.2.    Delayed Possession.    Except as otherwise provided in Schedule E, any delay in having the Premises available for occupancy by the Target Commencement Date or the Outside Commencement Date shall not affect the validity of this Lease or Tenant’s obligations under the Lease, nor shall Landlord be subject to any liability for that delay. Landlord and Tenant agree to acknowledge, in writing, any changes to the Commencement Date and/or Expiration Date caused by any delays.

2.3.    Early Occupation.    Provided it does not cause undue interference or delay in Landlord’s completion of the Tenant Improvements, Tenant may (prior to the Commencement Date and without incurring any liability for payment of Rent), place and install its personal property, equipment and trade fixtures, in any part of the Premises, at Tenant’s sole risk and expense. All other provisions of the Lease (including, but not limited to, Sections 3.2 & 3.3) shall be applicable to this early occupation by Tenant. This early occupation shall not be deemed “taking possession of the Premises” for purposes of Section 3.1.1.

3.    CONDITION AND USE OF PREMISES.

3.1.    Condition of Premises.

3.1.1.    Neither the Landlord, nor its agents or the Managing Agent, have made any representations with respect to the Premises or Building that are not set forth in the Lease. Except as provided in Section 3.1.2, taking possession of the Premises by the Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts the same “as is”, and that the Premises, the Building and the Common Areas were in good and satisfactory condition at the time of taking possession and suitable for the Tenant’s Permitted Use. Notwithstanding the preceding to the contrary, Landlord represents that as of the Commencement Date, the plumbing, electrical, HVAC, fire suppression and other basic building systems serving the Premises shall be in good working order and condition.

3.1.2.    Prior to delivery of the Premises to Tenant, Landlord and Tenant shall conduct a walk through of the Premises for the purpose of assuring that all construction is according to plans and specifications, that all utilities are functional, and that the Premises are in good condition. Any deficiencies observed in the walk through shall be noted in writing and signed by both parties. These noted deficiencies shall be cured by Landlord within thirty (30) days of the walk through.

3.1.3.    Landlord represents that it has not brought or permitted any Hazardous Substances (as later defined) to be brought onto the Premises or Building and, to the best of its knowledge, that as of the Execution Date, neither the Premises nor the Building contains any Hazardous Substances or is in violation of any Environmental Laws (both as later defined).

3.2.     Use of Premises.    The Premises shall be used and occupied by Tenant for Tenant’s Permitted Use and for no other purpose. Tenant may not use the Premises or any portion thereof for any illegal or unlawful purpose and may not cause or permit a nuisance to be created or maintained on the Premises including, without limitation, noises of such a level as to disturb others in the Building. Tenant’s use of the Premises and Common Areas shall comply with the Rules & Regulations (as defined below), if any, which apply to the Premises. Tenant’s use may not increase the fire insurance premiums on the Building or make that insurance unavailable to Landlord. In no event shall Tenant have more than the Permitted Employees Per Square Foot employed at the Premises.

3.3   Compliance with Regulations.    Tenant shall comply with all legal requirements of any governmental or quasi-governmental body including City, County, State or Federal boards having jurisdiction respecting any operation conducted or any equipment installations or other property placed upon, in or about the Premises by it. Tenant shall immediately, on discovery of any unlawful use within the Premises, take action to halt that activity. Except as provided in Section 3.4 or as specifically assigned to Tenant above, Landlord shall comply with all legal requirements of any governmental or quasi–governmental body including City, County, State or Federal boards having jurisdiction respecting the Building and the Common Areas.

3.4.  ADA Compliance.    Landlord represents that, to the best of its knowledge, as of the Execution Date, the Premises (including the Tenant Improvements) and the Building comply with all applicable laws and regulations dealing with access by individuals with disabilities, including Title III of The Americans with Disabilities Act, Public Law 101-336 (July, 1990) as revised from time to time (the “ADA”). To the extent the Premises do not subsequently comply with the ADA because of post-Commencement Date changes in those laws or related regulations and such non-compliance relates to or arises solely out of Tenant’s particular use, operations, or the Tenant Improvements (whether constructed prior to or after the Commencement Date) or any Alterations (as defined below), Tenant shall, at its sole expense, take all reasonable steps to modify the Premises to comply with the ADA. Otherwise, the Landlord, at its sole expense, shall be responsible for keeping the Premises and the Building (exclusive of Tenant Improvements and Alterations) in compliance with the ADA.

4.    RENT.

4.1.    Base Rent. Commencing on the Commencement Date and continuing for the Term, Tenant shall pay to Landlord the Base Rent set out in the Base Rent Schedule. Installment Amounts, as well as payments of Additional Rent (defined below), shall be payable without previous demand and without offset or deduction, in advance, on or before the first day of each month. Tenant shall make such payments by direct deposit to the bank account identified, in writing, by Landlord to Tenant prior to the first payment of Base Rent is due or as otherwise may be designated, from time to time, in writing, by Landlord to Tenant. If the Term commences on a day other than the first day of the month or ends on a day other than the last day of the month, Base Rent for any partial month of the Term shall be pro rated on a per diem basis.

4.2.    Stamp, Use, Sales Tax Adjustment. Should any governmental authority having jurisdiction over the Premises declare or otherwise assess against Landlord any tax on Tenant’s rents, lease, or leasehold whether designated as a stamp tax, sales tax, ad valorem tax, use tax or otherwise (other than income taxes), then all taxes so charged shall be the Tenant’s obligation and shall be paid by Tenant directly to the taxing authority or shall be paid to Landlord in reimbursement.

4.3.    Additional Rent. Tenant shall pay Landlord Additional Rent in amounts and in the manner as described below:

4.3.1.    “Expenses” shall include all direct costs of operation and maintenance of the Building as determined by generally accepted accounting principles (“GAAP”) and shall include by way of illustration, but not be limited to:

(i)
Taxes.    Amount paid by Landlord for real estate taxes, special assessments, or any governmental charges which may be levied or assessed against the Building. “Taxes” shall specifically exclude Landlord’s income and/or franchise taxes and tax penalties.

(ii)
Utilities.    Amounts paid by Landlord for electricity, water, sewage, heating and air conditioning, and other utilities for the Common Areas of the Building. Amounts paid by Landlord for water used at the Building, including the Common Areas, the Premises and all other tenant space.

(iii)
Insurance.    Amounts paid by Landlord for all premiums for insurance required by this Lease or other property and liability insurance coverage with respect to the Building deemed to be reasonable by Landlord.

(iv)
Maintenance.    The reasonable cost of wages, including associated payroll taxes, insurance and fringe benefits, of non-management level persons employed by Landlord in connection with the operation or management of the Building, including, but not limited to, management personnel, secretaries, security guards (if any), carpenters, painters, laborers and other office, maintenance, security, janitorial or general cleaning personnel. The reasonable cost of services furnished by independent contractors with respect to the operation, repair, maintenance, security or cleaning of the Building. The reasonable cost of materials, tools and equipment, including toilet room supplies, fluorescent and incandescent lamps, filters, cleaning supplies and maintenance items, purchased by Landlord in providing Services.

(v)
Operating Expenses.    All reasonable amounts paid by Landlord for all direct costs of operations and maintenance (not otherwise specified above) as determined by GAAP. These shall include the following costs by way of illustration, but not limitation: Payroll expense, fuel, security, management fees, legal and professional fees, maintenance costs (including building and grounds), plumbing, heating, electrical, air conditioning and cleaning (including janitorial services, supplies, rubbish and snow removal).

(vi)	Assessments. Assessments paid to Keystone Technology Park Owners Association pursuant to the Restrictive Covenants (defined below).

In any calendar year in which the Building is not fully occupied for the entire year, the Expenses (other than Taxes and Insurance (described above) and any other “Expenses” that do not vary with the level of occupancy) shall be “grossed up” as if the Building were 100% occupied for the entire calendar year. The “gross up” shall be based upon the Landlord’s reasonable projections of the variable “Expenses” expected to be incurred if the Building were totally occupied for the entire calendar year, as determined under generally acceptable accounting principles consistently applied. Notwithstanding the preceding to the contrary, the following costs are specifically excluded from the definition of “Expenses”: costs incurred for making installations or alterations to the Building (which under GAAP are properly classified as capital expenditures) or in correcting latent defects in the Building, Common Areas or Premises; capitalized equipment costs; depreciation; loan fees points and the like; mortgage principal and interest; costs incurred in negotiating leases; marketing costs; broker’s commissions; Landlord’s “overhead”; expenses otherwise reimbursable by specific tenants of the Building or insurance/condemnation proceeds; and expenses incurred in renovating any space for the purpose of leasing or releasing.

4.3.2.    During the Term, Tenant shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of any “Expenses” (as defined above). Except where the unavailability of the Premises is due to its own acts, should Tenant not have had the right to occupy the Premises for the entire calendar year, the amount of Additional Rent will be adjusted proportionately on a per diem basis. Landlord shall send Tenant, in writing, an itemized statement of any Additional Rent due from Tenant (the “Statement”) on or before one hundred twenty (120) days after the end of each calendar year. The Statement shall include a reasonable description of any “ gross up” calculations. Tenant shall pay that amount indicated in that Statement within thirty (30) days after the Statement is rendered. From the Commencement Date through the end of that calendar year, the parties agree that the Tenant shall pay the Initial Estimated Amount of Additional Rent each month. Thereafter, with each Base Rent payment Tenant shall pay Landlord, in advance, one-twelfth of the amount of Tenant’s Proportionate Share of the “Expenses” for the preceding calendar year (calculated on an annualized basis if Tenant did not have the right to occupy the Premises for the entire calendar year) as a credit against Additional Rent due for the then current calendar year. These advance payments shall be credited to Tenant’s account for the applicable calendar year and that account shall be adjusted as necessary when the Statement for that calendar year is rendered. Any deficiency in the advance payments shall be noted in the Statement and paid within the thirty (30) day period noted above. Any excess in the advance payments shall be applied to the Additional Rent obligation otherwise due in the ensuing calendar year, or, if the Lease has been terminated and the excess has not been otherwise applied by the Landlord to cure an Event of Default (as defined below), shall be refunded to the Tenant with the Statement for that year. The Tenant’s obligation to pay Additional Rent and the Landlord’s obligation to refund any excess advance payments, as the case may be, shall survive a termination of this Lease.

4.3.3.    Landlord shall maintain complete and accurate records of all costs incurred in the operation and maintenance of the Building and the furnishing of services to its tenants, including those which Landlord intends to include in Expenses. At any reasonable time, but no more than once in each calendar year, Tenant shall be entitled to inspect all of Landlord’s records necessary to reasonably satisfy itself that all charges have been correctly allocated to Tenant. Tenant must give Landlord at least five (5) business days’ prior written notice before exercising this inspection right. The inspection shall be conducted at the Managing Agent’s business office during its regular business hours and shall be limited to either or both of the two (2) immediately preceding calendar years. Tenant shall be entitled to obtain an audit by an independent certified public accountant or such representative of Tenant as Tenant shall otherwise select (such representative to be selected by Tenant with Landlord’s written consent, which shall not be unreasonably withheld) to determine the accuracy of Landlord’s certification of the amount of Additional Rent charged Tenant. Tenant shall bear the total cost of any such audit.

5.    SECURITY DEPOSIT.    Upon execution of this Lease, Tenant shall deposit the Security Deposit with the Landlord as security for Tenant’s full and faithful performance of all Lease terms, covenants and conditions. Landlord is authorized to charge any damages it may sustain as the result of any default by Tenant against the Security Deposit. At the termination of this Lease, any unused portion of the Security Deposit shall be returned to Tenant within thirty (30) days of the termination, but only after an inspection of the Premises has been made by Landlord after vacation by Tenant and after application of the Security Deposit as allowed under law. Tenant shall not be credited with or entitled to any interest on its Security Deposit. If prior to the termination of this Lease Landlord depletes the Security Deposit, in whole or in part, Tenant shall immediately restore the amount so used by Landlord. At the expiration of the Term or earlier termination of this Lease and/or whenever Landlord shall demand additional remittances of cash, Tenant shall be entitled to a complete accounting of all disbursements and applications of the Security Deposit as of that date.

6.    IMPROVEMENTS.

6.1.    Landlord Improvements.    Landlord, at its sole cost and expense, has designed and constructed the Building as reflected in the Landlord Improvements. As of the date of delivery of the Premises to the Tenant, Landlord represents that the Landlord Improvements have been substantially completed in substantial accordance with that Schedule and otherwise in a workmanlike manner and in substantial compliance with all applicable building, fire, health, and sanitary codes and regulations and other applicable laws.

6.2.    Tenant Improvements.    Promptly after the Execution Date, Landlord, at Tenant’s sole cost and expense, shall commence and diligently pursue completion of the Tenant Improvements to be constructed by it on the Premises. Upon Landlord’s receipt of the contractor’s estimate of the costs for construction of the Tenant Improvements, Landlord shall send Tenant a copy of that bid. If the bid for the cost of construction for the Tenant Improvements exceeds the Tenant Upfit Allowance, Tenant shall, upon written notice to Landlord given within three (3) business days of Tenant’s receipt of the bid, have the right to have the Tenant Improvements rebid. If the rebid is lower, Tenant shall be entitled to have the Tenant Improvements completed by the contractor submitting the rebid; provided, that that contractor is properly licensed and is otherwise reasonably acceptable to Landlord. Landlord shall not commence construction of the Tenant improvements until the bid or rebid, as the case may be, is approved by the Tenant. All Tenant Improvements shall be constructed in substantial accord with Schedule C (as approved by the parties), in a workmanlike manner, and otherwise in substantial compliance with all applicable building, fire, health, and sanitary codes and regulations, and shall be performed by a licensed general contractor selected by Landlord and reasonably acceptable to Tenant. Once approved, no material changes to the Tenant Improvements may be made without the written consent of both parties, which shall not be unreasonably withheld, conditioned, or delayed. All approved changes shall be made in the form of a change order (“Change Order”) setting forth the increased costs, if any, caused by the change and specifying any anticipated delay relating to that Change Order. Landlord shall be entitled to receive a supervision fee from Tenant on all Qualifying Change Orders (defined below) equal to the greater of: (i) seven percent (7.0%) of the amount of the Change Order; and (ii) $50.00. “Qualifying Change Orders” includes all Tenant requested Change Orders after the third one and all Change Order(s) after the total increased costs, in the aggregate, for the Tenant requested Change Order(s) exceeds $25,000.00. Tenant shall reimburse Landlord for any increased costs, including any applicable supervision fees, within thirty (30) days of Tenant’s receipt of the invoice from Landlord for those increased costs. Unless otherwise noted in writing in Schedule C or in the applicable Change Order, the Tenant Improvements shall remain and be surrendered with the Premises on expiration of the Lease. If Schedule C or the Change Order provides that certain improvements are not to be surrendered, Tenant, at its sole cost, shall, upon termination of the Lease, remove those Tenant Improvements which are not to remain and repair all damage to the Premises caused by their removal. This obligation shall survive a termination of the Lease. Except as otherwise stipulated by the parties, during the Term, Tenant shall be responsible for any ad valorem taxes relating to the Tenant Improvements whether such are to remain or be removed.

6.3.    Tenant Upfit Allowance.    Notwithstanding the above to the contrary, the Landlord shall contribute the Tenant Upfit Allowance towards the costs and expenses incurred in designing and/or constructing the Tenant Improvements (the “Upfit Costs”). The Tenant Upfit Allowance shall be paid by Landlord directly to the general contractor based on invoices submitted. Tenant shall be responsible for any and all Upfit Costs in excess of the Tenant Upfit Allowance (the “Excess Upfit Costs”). Once the construction of the Tenant Improvements is Substantially Completed, the Landlord shall invoice the Tenant for Excess Upfit Costs, if any. Payment shall be made within ten (10) days of Landlord’s request for such.

7.    ALTERATIONS, ADDITIONS AND IMPROVEMENTS.    Except for the Tenant Improvements, Tenant shall not make any alterations, additions or improvements, structural or otherwise (the “Alterations”) in or to the Premises without Landlord’s prior written consent. The plans and specifications for any approved Alterations shall be subject to Landlord’s prior written approval and once approved, shall not be materially changed without the Landlord’s prior written consent. Tenant shall provide Landlord with a copy of the plans and specifications for the Alterations prior to commencing construction. All Alterations shall be made promptly, in a workmanlike manner, paid for by Tenant allowing no liens to attach either to the Premises or to Tenant’s leasehold interest, and so as not to unreasonably disturb or inconvenience other tenants in the Building. Landlord shall have the right to require Tenant to provide such assurances as Landlord shall reasonably require (e.g., bonds, escrows, etc.) to protect Landlord against unpaid work and to require that any work be performed only by duly licensed contractors and subcontractors approved by Landlord. Unless otherwise noted in Landlord’s written approval of the Alteration, any Alteration shall remain and be surrendered with the Premises on expiration of the Lease. If Landlord’s approval of the Alteration provides that the Alteration is not to be surrendered, Tenant, at its sole cost, shall remove that Alteration which is not to remain and shall repair all damage to the Premises caused by that removal. This obligation shall survive a termination of the Lease. Notwithstanding anything in this Lease to the contrary, Tenant shall be responsible for any ad valorem taxes or increase therein resulting from Alterations made by or at the direction of Tenant. The Landlord consents/approvals required under Section 7, shall not be unreasonably withheld, conditioned or delayed.

8. SERVICES/PARKING/REPAIRS

8.1.    Utilities/Janitorial.    Landlord shall, at its expense, cause all utilities (except water/sewer services) to be separately metered for the Premises. Except for the cost of water/sewer services used at the Premises (which shall be provided by Landlord and included in “Expenses”), Tenant, at its sole expense, shall be responsible for the costs of all utility services used by the Tenant in its operations at the Premises. Tenant, at its sole expense, shall furnish all reasonable and necessary janitorial and waste removal services and shall supply and replace all incandescent bulbs and fluorescent tubes and ballasts required by its operations at the Premises during the Term. Notwithstanding the preceding to the contrary, Landlord shall provide a dumpster for the common use of all tenants in the Building, the costs of which shall be included in “Expenses”.

8.2.     Access/Parking.    Landlord shall provide Tenant with 24 hour, 7 days a week, 52 weeks a year access to the Premises. The parking spaces shall generally be allocated among the Building’s tenants in accordance with each Tenant’s Proportionate Share. Except as required by law or applicable zoning codes, the parking spaces shall be unmarked.

8.3.    Repairs.    The Landlord, at its own expense, shall promptly repair or replace any and all defects in the Landlord Improvements and Common Areas and all latent defects in the Tenant Improvements. Landlord shall also maintain, repair and replace: (a) the structural integrity of the Building (including, but not limited to, the foundation, the exterior walls (but, excluding exterior glass), the supporting framework, the floor slab (exclusive of any floor coverings), and roof); (b) the Common Areas, which shall be maintained in accordance with the standards of a Class A office park for the Research Triangle Park, North Carolina area; and (c) any damages resulting from its or its employees, agents, or invitees negligent or willful acts. Repairs required of Landlord shall be made within a reasonable time (depending on the nature of the repair needed) after Landlord receives notice from Tenant, or has actual knowledge, of the need for the repair. Except as assigned to Landlord above, Tenant, at its own expense, shall maintain and repair the Premises (including, but not limited to the repair and replacement of the exterior glass, mechanical, plumbing, electrical systems, interior walls, floors, ceilings, security systems, the sprinkler system, and the monitoring systems) and otherwise make all repairs relating to the Premises. All repairs to be made by Tenant shall be made promptly, in a workmanlike manner, paid for by Tenant allowing no liens to attach either to the Premises or to Tenant’s leasehold interest, and so as not to unreasonably disturb or inconvenience other tenants in the Building. Landlord shall have the right to require Tenant to provide such assurances as Landlord shall reasonably require (e.g., bonds, escrows, etc.) to protect Landlord against unpaid work and to require that any work be performed only by duly licensed contractors and subcontractors approved by Landlord. Landlord shall make available to Tenant any warranties Landlord has received which are applicable to the repairs to be performed by Tenant. Tenant shall reimburse Landlord for all costs incurred by Landlord (over and above those amounts reimbursed by insurance carried by Landlord), along with a ten percent (10%) overhead fee, for all repairs to the Common Areas, or Building arising out of Tenant’s or its employees, agents, or invitees, negligent or willful acts. Continuously throughout the Term, Tenant shall maintain, at its expense, a maintenance contract covering the HVAC system located in or serving exclusively the Premises with a service contractor acceptable to and approved by Landlord. This contract shall provide for routine maintenance, including, but not limited to, timely changing of all filters (at recommended intervals), adjustment and inspection of air handling mechanisms and control equipment, and performance of necessary lubrication, testing, and other such normal maintenance procedures. Notwithstanding the preceding to the contrary, Landlord reserves the right to arrange for the HVAC system maintenance contract and charge Tenant for the reasonable costs of that contract.

8.4.    Liability    Provided that causes of the damage are not directly under the care, custody or control of Landlord, Landlord shall not be liable to Tenant for any damage caused to Tenant or its property due to the Premises, Building, or Common Areas (or any part or appurtenances thereof) being or becoming out of repair or arising from the failure of any utility service. Tenant shall promptly report to Landlord any defective condition in or about the Premises, Building, or Common Areas known to Tenant. Tenant shall promptly report to the applicable utility company any interruption of its utility service. So long as Landlord acts reasonably and in good faith, there shall be no abatement or reduction of rent by reason of any of the Services not being continuously provided to Tenant, nor shall such interruption of Services constitute either a constructive or partial eviction.

9. TAXES AND ASSESSMENTS.    Landlord shall list the Building for ad valorem tax purposes and shall pay all tax assessments of whatever kind or nature assessed against the Building, all of which shall be included in “Expenses”. The Tenant shall pay all taxes and assessments imposed on Tenant’s personal property located on the Premises, whether affixed or not, and all other taxes, fees and assessments imposed for its use of the Premises.

10. SIGNS.    Tenant shall have the right to erect on and in the Building and the Premises such signs as may be reasonably necessary to identify and advertise Tenant and its business which will include, but not be limited to its corporate name and/or logo. One (1) exterior sign shall be included in the Tenant Improvements. Tenant will pay for the planning, fabrication, and installation of the approved signage. Notwithstanding the preceding to the contrary, this right to erect signs is conditioned on: (i) only one (1) exterior sign shall be permitted; (ii) the Landlord’s prior written consent as to form, size, color and location, which shall not be unreasonably withheld, conditioned or delayed; (iii) compliance with any applicable zoning or building codes; and (iv) compliance with the Rules & Regulations. Landlord, at Tenant’s expense, shall maintain and repair all exterior signage, if any, erected pursuant to this Section. The Tenant, at its sole expense, shall remove all signs erected for/by Tenant upon termination of the Lease and shall repair any damage to the Premises and Building caused by their removal. This repair/removal obligation shall survive a termination of the Lease.

11.    INSURANCE/INDEMNIFICATION.

11.1.    Property Insurance.    Landlord shall, continuously throughout the Term and at its expense, carry all-risk property damage and hazard/casualty insurance with extended coverage insuring against loss or damage to the Building and/or other improvements in amounts and with companies as Landlord in its discretion chooses; but in no event shall coverage amounts be less than full replacement cost of the Building. The cost of this insurance shall nevertheless be included in “Expenses”. The policy shall show Landlord as the named insured. Tenant shall maintain and care for its personal property on the Premises and insure the same to such extent as it deems appropriate. Neither Landlord nor Managing Agent shall be liable for any loss or damage to Tenant’s personal property, irrespective of the cause.

11.2.    Liability Insurance.

(A) Tenant shall, continuously throughout the Term and at its expense, maintain in effect a commercial general liability policy with coverages not less than the Tenant Liability Coverage. This policy shall show Landlord and Managing Agent as additional insureds.

(B) Landlord shall, continuously throughout the Term and at its expense, maintain in effect a commercial general liability policy with coverages not less than the Landlord Liability Coverage. The cost of this insurance shall nevertheless be included in “Expenses”.

11.3.    Workmen’s Compensation.    Tenant shall, at its expense, maintain Workers Compensation Insurance coverage sufficient to meet all local, state and federal governmental regulations.

11.4.     Rental Income Insurance.    Tenant shall, at its expense, maintain business interruption insurance in an amount equal to the Business Interruption Insurance Coverage. This insurance shall insure that the Base Rent will be paid to Landlord if the Premises are destroyed or rendered unusable by a risk insured against by a policy of standard fire and extended coverage insurance, with vandalism and malicious mischief endorsements.

11.5.    Policies.    All required policies of insurance shall be maintained continuously throughout the Term and provide that they may not be changed or cancelled without ten business (10) days’ prior written notice to both Landlord and Tenant and shall be underwritten by insurers who have a general policyholders rating of not less than “A-VII” as stated in the most current available A.M. Best Insurance Reports, who are licensed to do business in North Carolina, and who are authorized to issue the policies. At either party’s request, a certificate (ACORD Form No. 27) evidencing the required insurance shall be given to the requesting party. The general liability policies shall be on ISO Form CG 0001 0196 or equivalent “occurrence basis” insurance policy form.

11.6. Indemnification.    Except where caused by the Landlord’s or its employee’s, agent’s, or contractor’s gross negligence or willful conduct, Tenant shall indemnify and hold the Landlord and its employees and agents harmless from any liability for injury to or death of any person or damage to any property relating to or arising out of the Tenant’s use of the Premises. Landlord shall indemnify and hold the Tenant harmless from any liability for injury to or death of any person or damage to any property relating to or arising out of Landlord’s or its employee’s, agent’s or contractor’s gross negligence or willful conduct. If the party to be indemnified is made a party to any litigation commenced by or against it for which it is to be indemnified, then the indemnifying party shall protect and hold harmless and pay all court costs, penalties, charges, damages, expenses, and reasonable attorney’s fees incurred or paid by the party to be indemnified. These obligations shall survive a termination of the Lease.

11.7. Waiver of Subrogation.    Notwithstanding the language of Section 11.6 to the contrary or that the loss or damage may be due to or result from the negligent or willful act of a party or its employees or agents, Landlord and Tenant, for themselves and their respective insurers, release each other from any and all claims, demands, actions and causes of action that each may have or claim to have against the other for loss or damage to persons or property, both real and personal, caused by or resulting from casualties required to be insured against by the terms of this Lease or otherwise insured against by the party suffering the loss or damage. All policies of insurance required by this Lease shall contain a provision whereby the insurer waives all rights of subrogation against either Tenant or Landlord, as appropriate. If insurance policies with waiver of subrogation provisions shall be obtainable only at a premium, the party seeking the policy shall pay that additional premium. Except to the extent insurance pays (or would have paid if the insurance coverage required by this Lease was in effect) a claim subject to indemnification, this release is not intended to nor shall it release a party from its indemnification obligations as set out in this Lease. These obligations shall survive a termination of the Lease.

12.    DESTRUCTION/CONDEMNATION.

12.1.    Destruction of Premises.

(A) Total Destruction. If the Premises are totally destroyed by fire or other casualty, either Landlord or Tenant may terminate this Lease by giving written notice of termination not later than thirty (30) days after the date of the destruction. In that event, Base Rent and Additional Rent paid for the period beyond the date of destruction shall be refunded to Tenant and neither party shall have any further obligations under this Lease except for those obligations which are expressly provided to survive a termination.

(B) Partial Destruction. If there is not total destruction of the Premises, yet: (i) Landlord, in its sole judgment, concludes that restoration of the damage cannot be completed within one hundred and fifty (150) days; or (ii) less than six (6) months of the Term remains; or, (iii) insurance proceeds (along with funds Landlord, in its discretion, decides to provide) in an amount sufficient to restore the Premises is not made available to Landlord; Landlord or Tenant may, at their option, terminate this Lease by giving written notice of termination not later than ten (10) days after the date Landlord provides Tenant with the information described below. In that event, Base Rent and Additional Rent paid for the period beyond the date of destruction shall be refunded to Tenant and neither party shall have any further obligations under this Lease except for those obligations which are expressly provided to survive a termination. Within thirty (30) days after the casualty, Landlord shall furnish Tenant with Landlord’s estimate of the time required to complete repairs and whether or not sufficient funds are available to pay for the required repairs.

(C) Repair/Restoration. If the Lease is not terminated pursuant to Subparagraphs (A) or (B), Landlord, at its expense, shall promptly restore and/or repair the Premises (other than Alterations, which shall be the Tenant’s sole responsibility) and any other portions of the Building outside the Premises required for Tenant’s use of the Premises. In no event shall Landlord be required to restore fixtures or improvements made or owned by Tenant. If Tenant is reasonably required to close all or a portion of its operations during the period of repair/restoration, Base Rent and Additional Rent shall abate on a proportional basis (based upon the square footage of the unusable portion of the Premises) during that period. In no event shall Landlord have any liability for losses claimed by Tenant resulting, directly or indirectly, from Tenant’s inability to use the Premises.

(D) Tenant’s Fault. Notwithstanding the above to the contrary, if the Premises are damaged by cause due to fault or neglect of Tenant, its employees, agents, customers, or guests, Tenant may not terminate this Lease and there shall be no apportionment or abatement of rent.

12.2.    Condemnation of Premises.    If all of the Premises, or a portion which will make the remainder unusable for the Tenant’s Permitted Use, be taken under the power of eminent domain (or a conveyance in lieu thereof), then this Lease shall terminate as of the vesting of title in the condemning authority and Base Rent and Additional Rent obligations shall be adjusted between Landlord and Tenant as of that date. If only a portion of the Premises are taken and Tenant can reasonably continue use of the remainder, then the Lease will not terminate, but Base Rent and Additional Rent obligations shall abate in a just and proportionate amount to the loss of use occasioned by the taking. Tenant shall have no right or claim to any part of any award made to or received by the Landlord for any taking and no right or claim for any alleged value of the unexpired portion of this Lease; provided, however, that Tenant shall not be prevented from making a claim against the condemning party (but not against Landlord) for any moving expenses, loss of profits, or taking of Tenant’s personal property (other than its leasehold interest) to which Tenant may be entitled. No Tenant’s claim may diminish Landlord’s award. For purposes of this Section, Landlord shall make a good faith determination as to whether the Premises are unusable or not after a taking. If less than a fee title to all or any portion of the Premises shall be taken or condemned by any governmental authority for temporary use or occupancy, this Lease shall continue in full force and effect without reduction or abatement in rent.

13. CARE/RETURN OF PREMISES.

13.1.    Care of Premises.    Tenant shall not permit or cause any act to be performed upon, in or about the Premises which shall cause or be likely to cause injury to any person or to the Premises, the Building, or Common Areas, or any adjoining property. Tenant shall at all times keep the Premises in a neat and orderly condition. The Tenant agrees to take reasonable care of the Premises, fixtures, and appurtenances and suffer no waste or injury thereto.

13.2.    Return of Premises.    Upon the termination of this Lease, Tenant shall return the Premises to Landlord substantially in the same condition as received. Excepted from this obligation are: (i) conditions which are the Landlord’s responsibility or result from Landlord’s or its agent’s or employee’s negligence, a casualty required to be insured against by Landlord under this Lease, or a condemnation; (ii) ordinary wear and tear; and, (iii) Tenant Improvements and approved Alterations which Landlord has not required to be removed. This obligation shall survive a termination of the Lease

14.    HOLDING OVER.    In the event Tenant remains in possession after the expiration of the Term without the execution of a new lease, Tenant shall not acquire any right, title or interest in the Premises. In that event, Tenant shall occupy the Premises as a tenant from month-to-month and shall otherwise be subject to all applicable conditions, provisions and obligations of this Lease; except that all options and rights of renewal, rights of first refusal, and the like, if any, shall terminate. Notwithstanding the above, Landlord shall have the right to pursue summary ejectment of Tenant as provided by law. During the holding over period, Tenant shall pay monthly rent equal to the Holdover Rent Multiple times the Base Rent Installment Amount in effect as of the last month of the Term.

15. ASSIGNMENT.

15.1.    Restriction.    Tenant shall not have the right to assign this Lease or to sublet the Premises, in whole or in part, whether voluntarily or by operation of law, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. It shall not be unreasonable for the Landlord to withhold consent if: (i) it is not assured that substantially the same type, class, nature and quality of business, prestige, reputation, and financial soundness of ownership and management, is maintained by the proposed assignee/sub-tenant; or (ii) occupancy by the proposed assignee/sub-tenant would violate the terms of the Lease, cause the Landlord to be in breach of any restrictive covenant relative to the Building or other leases, or increase the costs of operation for the Building. If Tenant is other than an individual, then the passage of majority interest in Tenant to parties other than those who presently own those interests shall be deemed an assignment of this Lease. In no event shall this Lease be assignable by operation of any law. Tenant’s rights under this Lease may not become, and shall not be listed by Tenant as an asset under any bankruptcy, insolvency or reorganization proceedings.

15.2.    Notice.    If Tenant proposes to assign any interest in this Lease or to sublet all or any portion of the Premises, Tenant shall first submit to Landlord a written notice of its intentions (the “Notice of Intent”). The Notice of Intent shall contain: (1) the name of the proposed assignee/subtenant; (2) the terms of the proposed assignment/subletting; and, (3) any other information reasonably requested by Landlord. Whether or not the transfer requires the Landlord’s prior consent, Tenant shall promptly provide Landlord with an executed original of the assignment or a certified copy of the merger/conversion/reorganization document, as the case may be.

15.3.    Modification.    If Tenant gives the Notice of Intent, Landlord shall have the option to modify this Lease so as to exclude the space proposed to be assigned/sublet for the term of the assignment/ subletting. Provided Landlord gives Tenant written notice of the exercise of this option within thirty (30) days of receipt of the Notice of Intent, the modification of this Lease shall be effective (without further documentation) as of the date of commencement of the term of the proposed assignment/sublease. Thereafter, Tenant’s Base Rent and Additional Rent obligations shall abate in a just and proportionate amount to the space assigned/sublet.

15.4.    Liability.    Unless the Landlord has reclaimed the space pursuant to Section 15.3, any assignment or sublease to which Landlord may consent (one consent not being any basis to contend that Landlord should consent to further assignments or subleases) shall not relieve Tenant of its Lease obligations.

15.5.    Costs.    If Tenant shall request Landlord’s consent to an assignment/subletting of the Lease, Tenant shall pay Landlord’s reasonable attorney fees incurred in connection with that matter, such fees not to exceed $500.00 for each request.

15.6.    Affiliated Entities.    Tenant may, without the prior consent of Landlord, assign this Lease to an affiliated entity; provided that an assignment to an “affiliated entity” shall be permitted only so long as the assignee remains an affiliated entity. Tenant shall nevertheless give Landlord prompt notice of such an assignment, which shall include the information specified in Section 15.2. The provisions of Section 15.3 shall not apply to this type of assignment. An assignment, even if otherwise permitted by the above language, shall be deemed prohibited if not made for a good faith business purpose. For purposes of this Lease, “an affiliated entity” shall mean a partnership, corporation, or limited liability company over which the owners of Tenant or Tenant haslegal control, the purchaser of substantially all of Tenant’s assets, or the surviving entity in a merger involving Tenant. An assignment pursuant to this Section shall not release Tenant from its obligations under this Lease.

16. DEFAULT/REMEDIES.

16.1.    Tenant Default.    The following events (the “Events of Default”) shall each constitute a default by the Tenant:

(A) If Tenant timely fails to pay any sum due Landlord under the Lease, which failure shall continue for a period of five (5) business days after written notice to Tenant: or

(B) If Tenant shall fail to perform any non-monetary term, condition, covenant or agreement of this Lease which continues for a period of thirty (30) days after written notice to Tenant (except that if the default cannot be reasonably cured within that period, Tenant shall not be in default so long as Tenant promptly and diligently pursues the cure and is not otherwise in default); or

(C) If Tenant (or, if Tenant is a partnership, if any partner of Tenant) shall file a petition in bankruptcy, make any assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due; if any court of competent jurisdiction shall enter a decree or order adjudicating it bankrupt or insolvent; or if any trustee or receiver for Tenant or for any substantial part of its property be appointed or if any person shall file a petition for involuntary bankruptcy against Tenant and such appointment or petition shall not be stayed or vacated within sixty (60) days of entry thereof; or

(D) If Tenant’s interest in this Lease or the Premises shall be subjected to any attachment, levy or sale pursuant to any order or decree entered against Tenant in any legal proceeding and the order or decree shall not be vacated within thirty (30) days of its entry; or

(E) If Landlord, with reasonable cause, on more than two (2) occasions in any twelve (12) month period, gives notice to Tenant of default under subparagraphs (A) or (B) above, notwithstanding Tenant’s subsequent cure of the noticed defaults within the allowable periods.

16.2. Remedies Upon Default.

(A) Upon the occurrence of any Event of Default, Landlord, with or without terminating this Lease, immediately or at any time thereafter, shall have the right, at its option, to utilize any one or more of the following remedies:

(i) Landlord may make any payment required of Tenant and/or re-enter the Premises and correct or repair any condition which shall constitute a failure on Tenant’s part to keep or perform. Tenant shall reimburse Landlord for any reasonable expenditures made by Landlord in making the payment and/or corrections or repairs within fifteen (15) days after delivery of a statement to Tenant accompanied by reasonable documentation supporting the demand.

(ii) Landlord may demand in writing that Tenant vacate the Premises. Tenant shall vacate the Premises and remove all its property within ten (10) business days of Tenant’s receipt of the notice, whereupon Landlord shall have the right to re-enter and take possession of the Premises.

(iii) Intentionally Omitted

(iv) Landlord may re-enter the Premises and remove Tenant and all of Tenant’s property.

(v) Landlord may re-let all or any portion of the Premises for such time, rent, and other terms and conditions as Landlord, in its sole discretion, may deem advisable. Landlord may make any alterations or repairs to the Premises which it may deem necessary or proper to facilitate the reletting. Tenant shall pay all commercially reasonable costs of the reletting including the commercially reasonable cost of any alterations or repairs to the Premises. If this Lease shall have not been terminated by Landlord, Tenant shall continue to pay all charges due from Tenant under this Lease up to and including the date of beginning of payment of rent by any subsequent tenant of part or all of the Premises, and thereafter Tenant shall pay monthly during the remainder of the Term the difference, if any, between the rent collected from any subsequent tenant or tenants and the rent reserved in this Lease. In no event shall Tenant be entitled to receive any excess of any rents collected by Landlord over the rents due from it.

(vi) Landlord may terminate this Lease without notice or demand to vacate the Premises. This Lease shall be deemed to have been terminated by Landlord only upon Landlord’s written notice of termination. Upon termination Landlord shall nevertheless remain entitled to recover from Tenant all sums provided for in subparagraph (v) above as if the Lease were not terminated.

(B) In the event of any re-entry of the Premises by Landlord pursuant to any of the provisions of this Lease, Tenant waives all claims for damages which may be caused by that re-entry except those claims arising from the Landlord’s gross negligence or willful misconduct. Tenant shall reimburse the Landlord for any and all losses, costs, expenses (including legal expenses and reasonable attorney’s fees), and damages suffered by Landlord by reason of its re-entry, removal and/or storage of Tenant’s property. No re-entry shall be considered or construed to be a forcible entry.

(C) Upon any breach of this Lease, regardless of whether that breach is, or becomes, an Event of Default, Landlord shall be reimbursed for any and all commercially reasonable expenses incurred by Landlord, including legal expenses and reasonable attorney fees, in enforcing the terms and provisions of this Lease.

16.3. Landlord’s Default.    Should Landlord breach any of its duties or obligations to Tenant and, in the case of a monetary default, the breach continues for five (5) business days after written notice is given to Landlord, or in the case of a non-monetary default, the breach continues for thirty (30) days (or such longer period of time as it may reasonably take to cure provided Landlord promptly and diligently pursues the cure and is not otherwise in default) after written notice of the breach is given to Landlord, Tenant may take such action as is reasonably necessary to cure the breach. In this event, Landlord shall, upon demand (accompanied by reasonable documentation supporting the demand) reimburse the Tenant for expenses reasonably incurred by Tenant in curing Landlord’s breach, including legal expenses and reasonable attorney fees. If Landlord shall fail to promptly reimburse Tenant, Tenant may withhold or abate its rental payment due to the extent of the unreimbursed expenses. In the event of any dispute about Tenant’s right to abate or withhold rent or other sums payable to Landlord under this Section, Tenant must deposit the disputed amounts in escrow in an interest-bearing account with a national bank in Raleigh, North Carolina, conditioned on resolution of the dispute by a final, nonappealable court order or by mutual written agreement of Landlord and Tenant. Any interest earned shall be paid to the party entitled to the escrowed funds and any fees of the escrow agent shall be paid by the party not entitled to the escrowed funds. Regardless of the outcome or resolution of the dispute, no Event of Default with respect to the subject matter of the dispute shall be deemed to have occurred so long as the disputed amounts are deposited in escrow by Tenant.

17. SUBORDINATION/ATTORNMENT/ESTOPPEL.

17.1. Subordination.    Depending on the requirements of the then beneficiary of any deed of trust which is a lien against the Building (the “Lender”), this Lease and the rights of Tenant will either be subordinate or superior to the lien of that deed of trust (the “Deed of Trust”) whether the Deed of Trust is currently a lien on the Premises or subsequently becomes a lien on the Premises. No further agreements or documents shall be required to render this Lease and the Tenant’s rights subordinate or superior to the Deed of Trust. Should Lender request, Tenant will execute an agreement making this Lease superior or subordinate, as the case may be. Should Tenant fail to deliver the document within five (5) business days of Lender’s request, such shall be deemed an Event of Default without any further notice to Tenant. At Tenant’s request and expense, Landlord shall assist Tenant in obtaining a non-disturbance agreement in recordable form providing in substance that Tenant’s tenancy shall not be disturbed nor affected by any default under the Deed of Trust provided that Tenant is not in default beyond applicable cure periods under any of the Lease terms.

17.2. Attornment.    In the event Landlord’s interest in the Premises passes to a successor (the “Successor”) by sale, lease, foreclosure, or in any other manner, Tenant shall be bound to the Successor under all of the terms of this Lease for the balance of the Term, with the same force and effect as if the Successor were the Landlord under the Lease. Tenant, by this Lease, attorns to the Successor as its landlord and no further documents shall be required to effectuate the attornment. Provided Successor becomes legally bound to Tenant in respect of all of Landlord’s duties and obligations, Landlord shall have no further liability under the Lease and Tenant shall look solely to the Successor for any subsequent performance due by Landlord. Any attornment agreement required of Tenant shall include language to the effect that Tenant’s tenancy shall not be disturbed nor affected by any default under the Deed of Trust provided that Tenant is not in default beyond applicable cure periods under any of the Lease terms and shall otherwise be reasonably acceptable to the Tenant.

17.3. Estoppel Certificate.    Within ten (10) business days of each request, Tenant agrees to execute estoppel certificates setting forth the facts with respect to its date of occupancy, the Term, the amount of rent due and date to which rent is paid, whether or not it has any defense or offsets to the enforcement of the Lease, its knowledge of any default or breach by Landlord, and whether or not this Lease is in full force and effect inclusive of all modifications and/or amendments, copies of which Tenant shall attach to the estoppel certificate. Should Tenant fail to deliver the document within ten (10) business days of Lender’s request, such shall be deemed an Event of Default without any further notice to Tenant.

17.4. Landlord’s Assignment.    If Tenant is notified of Landlord’s assignment of this Lease as security for a Deed of Trust and of the name and address of the Lender, Tenant shall not terminate or cancel this Lease for any default by Landlord without first giving notice of its intention to do so to the Lender (the notice to describe in reasonable detail the nature and extent of the default) and affording the Lender the same opportunity (i.e., period of time) to cure the default as given the Landlord under the terms of this Lease.

18. COVENANT OF TITLE AND QUIET ENJOYMENT.    Landlord covenants and warrants to Tenant that Landlord has full right and lawful authority to enter into this Lease for the Term and that, provided Tenant is not in default beyond any applicable cure period, Tenant’s quiet and peaceable enjoyment of the Premises shall not be disturbed by anyone claiming through Landlord.

19. RULES AND REGULATIONS.

19.1. Tenant’s Obligations.    Tenant agrees to be bound by the use and other restrictions imposed by the Declaration of Covenants, Conditions, and Restrictions for Keystone Technology Park recorded at Book 2305, Page 555, Durham County Registry, (the “Restrictive Covenants”). Tenant also agrees to be bound by the rules and regulations attached as Schedule G and by any further rules and regulations or amendments and modifications as may, from time to time, be made by Landlord deemed reasonably necessary for the preservation of good order, safety, care, cleanliness and economical management of the Premises (together with the Restrictive Covenants, the “Rules & Regulations”).

19.2. Changes.    Notwithstanding the above to the contrary: (a) Tenant shall be provided with written notice of any change in the Rules & Regulations restricting its use of the Premises; (b) Tenant shall be required to comply with only those Rules & Regulations which are applicable to all tenants in the Building; and (c) no change in the Rules & Regulations shall be made that would materially and adversely affect Tenant’s ability to use the Premises for Tenant’s Permitted Use or would conflict with the terms of this Lease.

20. EASEMENTS, RESTRICTIONS AND RIGHTS-OF-WAY.    The Premises are leased subject to all easements, restrictions and rights-of-way legally affecting the Premises, including, but not limited to the Restrictive Covenants. Landlord represents that, to the best of its knowledge, as of the Lease Date, neither these easements, restrictions, and rights-of-way, nor applicable zoning laws, prohibits the use of the Premises for Tenant’s Permitted Use.

21. LANDLORD’S RIGHT OF ENTRY.    Landlord shall have the right to enter and to grant temporary licenses to enter the Premises at any time and for such lengths of time as Landlord shall deem reasonable to inspect the Premises, to exhibit the Premises to prospective tenants or purchasers, to make alterations or repairs to the Premises or to the Building, for any purpose which Landlord shall deem necessary for the operation and maintenance of the Building and the general welfare and comfort of its tenants, or to abate any condition which constitutes a violation of any covenant or condition of this Lease. These entries by Landlord shall not in any manner affect Tenant’s obligations and covenants under this Lease and shall not of itself, without affirmative proof of Landlord’s negligence, render Landlord liable for any loss of or damage to the Tenant’s property. Except in the case of emergencies or default: (i) Landlord shall attempt to give Tenant reasonable prior oral or written notice of entry; (ii) entries shall be during business hours; and (iii) any persons entering the Premises on behalf of Landlord shall be accompanied by one of Tenant’s employee.

22. LANDLORD’S LIABILITY.    Notwithstanding anything to the contrary in this Lease, in the event of any breach by Landlord or failure of Landlord to perform any of its obligations, neither Landlord nor its Managing Agent shall have any personal liability except to the extent of rental income, proceeds of sale, insurance proceeds, condemnation proceeds and the like received by the exculpated party from the Building after the entry of a judgment against the Landlord in favor of Tenant and Tenant shall otherwise look solely to Landlord’s interest in the Building for satisfaction.

23. IDENTITY OF INTEREST.    The execution of this Lease or the performance of any act pursuant to its provisions shall not be deemed or construed to have the effect of creating between Landlord and Tenant the relationship of principal or agent, or of a partnership or joint venture.

24. BROKER.    Tenant warrants that it has had no dealings with any broker in connection with the negotiations or execution of this Lease other than the Brokers. Landlord shall be solely responsible for any commissions due Brokers or other brokers contacted by or used by it in connection with the negotiations or execution of this Lease. Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all cost, expense, or liability for commissions or other compensation or charges claimed by any broker or agent acting for Tenant with respect to this Lease other than the Brokers.

25. FORCE MAJEURE. In the event Landlord or Tenant shall be delayed, hindered or prevented from the performance of any act required under this Lease (other than the payment of money) by reason of governmental restrictions, scarcity of labor or materials, strikes, or any other reasons beyond its reasonable control, the performance of the act shall be excused for the period of delay, and the period for the performance of the act shall be extended for the period necessary to complete performance after the end of the period of the delay.

26. ATTORNEY FEES. In the event that any legal action or any other action is brought to enforce this Lease, the unsuccessful party in the proceeding shall pay to the successful party the costs of the action, including reasonable attorney’s fees. “Reasonable Attorneys Fees” shall be deemed to be those fees actually charged based upon time actually spent at customary and reasonable charges normally incurred for those type of services, as opposed to any statutory presumption which may then be in effect. This obligation shall survive a termination of the Lease.

27. HAZARDOUS SUBSTANCES.

27.1. Hazardous Substances. As used in this Lease, the term “Hazardous Substances”,, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyes (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority. As used in this Lease, the term “Environmental Laws”, shall include any federal, state, or municipal law, ordinance, or regulation, now or subsequently enacted, relating to the existence, use, generation, storage, transportation, or disposal of Hazardous Substances and/or other environmental conditions.

27.2. Tenant’s Restrictions.

27.2.1. Tenant shall not cause or permit to occur:

(a)	Any violation of any Environmental Laws on, under, or about the Premises, or arising from Tenant’s use or occupancy of the Premises, including but not limited to, soil and ground water conditions; or

(b)
Except in strict compliance with all applicable Environmental Laws, the use, generation, release, manufacture, refining production, processing, storage, or disposal of any Hazardous Substance on, under, or about the Premises, or the transportation to or from the Premises of any Hazardous Substance.

27.2.2. Tenant shall, at Tenant’s own expense: (a) comply with all Environmental Laws; and (b) make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the “Authorities”) under the Environmental Laws arising in connection with its obligations under this Section.

27.2.3. Should any Authority or any third party demand that a cleanup plan be prepared and that a cleanup be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs at any time from Tenant’s use or occupancy of the Premises, then Tenant shall, at Tenant’s own expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all such cleanup plans.

27.3. Indemnification. Tenant shall indemnify, defend, and hold harmless Landlord, the Managing Agent, and their respective officers, directors, beneficiaries, shareholders, members, agents, and employees from all fines, suits procedures, claims, and actions of every kind, and all costs associated therewith (including reasonable attorneys’ and consultants’ fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occurs at or from the Premises during the Term of this Lease, or which arises at any time from Tenant’s use or occupancy of the Premises or from Tenant’s failure to provide all information, make all submissions, and take all steps required by all Authorities under the Environmental Laws. Tenant’s obligations and liabilities under this Section shall survive the termination of this Lease. These provisions relating to Tenant’s environmental indemnification obligations shall not apply to events: (i) which occur at any time as a direct result of the acts or omissions of the Landlord, its employees, agents, contractors, successors or assigns; (ii) which arise out of and are directly caused by events occurring before Tenant took possession of the Premises; (iii) which occur after the Landlord, its employees, agents, contractors, successors or assigns have regained possession of the Premises; or (iv) which arise out of acts attributable to parties other than Tenant or its employees, agents, contractors, or invitees. The burden of proving the applicability of an exception to Tenant’s indemnification obligation shall be on the Tenant.

28.    ARBITRATION.

28.1.    Procedure.    If a dispute under this Lease is not resolved by the parties within any applicable grace period or time to cure provided, either party may give notice to the other of its desire to arbitrate the dispute, in which event the dispute shall be settled by binding arbitration by the American Arbitration Association in accord with its then-prevailing rules. The arbitration hearing shall be held in Raleigh, North Carolina. Judgment upon the arbitration award may be entered in any court having jurisdiction. The arbitrators shall have no power to change the Lease provisions. Both parties shall continue performing their Lease obligations pending the award in the arbitration proceeding. The arbitrators shall award the prevailing party reasonable expenses and costs, including reasonable attorneys’ fees, plus interest on the amount due at the Interest Rate.

28.2.    Payment.    The losing party shall pay to the prevailing party the amount of the final arbitration award. If payment is not made within ten (10) business days after the date of the arbitration award, then, in addition to any remedies under the law:(a) If Landlord is the prevailing party, it shall have the same remedies as it has for an Event of Default; (b) If Tenant is the prevailing party, it may deduct any remaining unpaid award from its monthly payment of Base Rent, Additional Rent, or other charges otherwise due Landlord.

29.    EFFECT OF TERMINATION.    Upon a termination of the Lease, neither party shall have any further obligations under the Lease except as to: (a) those obligations which have accrued on or before the date of termination and remain unsatisfied; (b) the indemnification obligations set out in the Lease; and/or (c) any obligations which are expressly provided to survive a termination of the Lease.

30.    MISCELLANEOUS.

30.1.    Interest.    Any sums due to be paid by either party to or for the benefit of the other which are not paid when due shall bear interest from the due date to the date of payment at the Interest Rate.

30.2.    Notices.    Notices and written consents required under this Agreement shall be in writing and shall either be: (a) personally served (deemed received on receipt of delivery); (b) delivered by a nationally recognized overnight express delivery service (deemed received the next business day); or (c) posted by certified United States Mail, postage prepaid, return receipt requested (deemed received three (3) business days after posting); or (d) delivered via telecopier or facsimile transmission (deemed received on receipt of transmission), provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall concurrently be sent in either manner specified above. Each document shall be addressed/transmitted as set out in the Term Sheet or at such other address/facsimile number as may from time to time be designated in writing in accordance with this Subsection. Notices may be given on behalf of any party by that party’s legal counsel.

30.3.    Recording.    This Lease shall not be recorded, but a memorandum of it may, at the expense of the recording party, be prepared and recorded in the County where the Premises are located. The memorandum shall contain only that information as is necessary to provide adequate record notice of the existence of the Lease, including the parties, the Term, the Premises and whether options to renew or purchase exist.

30.4.    Additional Acts.    Each party will execute and deliver all other additional and necessary instruments and documents and do all other acts and things as may be reasonably necessary to more fully effectuate this Lease.

30.5.    Entire Agreement.    This Lease (including the Term Sheet and all attached Schedules) shall constitute the entire agreement of the parties. All prior agreements between the parties, whether oral or written, are merged into this document and shall be of no force and effect. This Lease cannot be changed, modified or discharged other than by a written agreement signed by the party against whom enforcement of the change, modification or discharge is sought.

30.6.    Binding Effect.    Each and all of the covenants terms, provisions and agreements of this document shall be binding upon and inure to the benefit of the parties and, to the extent permitted by this Lease, their respective heirs, executors, administrators, legal representatives, successors and assigns.

30.7.    Construction.    No provision of this Lease shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of that party’s having or being deemed to have prepared or imposed that provision. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

30.8.    Counterparts.    This Lease may be executed in any number of counterparts with the same effect as if all parties had all signed the same document. All counterparts shall be construed together and shall constitute one agreement.

30.9.    Waiver.    The delay or failure of either party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Lease shall not prevent a prior or subsequent act, which would have originally constituted a violation, from having the effect of an original violation. Any waiver by a party of any breach or default by the other must be in writing and will be effective only to the extent specifically set forth in that writing.

30.10.    Headings.    The headings in this Lease are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions.

30.11.    Severability.    Every provision of this Lease is intended to be severable. If any term or provision is illegal or invalid for any reason whatsoever, that illegality or invalidity shall not affect the validity of the remainder of the Lease.

30.12.    Governing Law/Jurisdiction.    This Agreement shall be governed by its terms and the laws of the State of North Carolina. The parties agree that this Agreement shall be deemed executed and completed in North Carolina, that this Agreement shall be performed in North Carolina, and, except where arbitration is specifically provided for in this Lease, that the courts of North Carolina shall have jurisdiction over any disputes as to the terms of this Agreement. By the signatures below, the parties consent to personal jurisdiction by the courts of North Carolina and further, waive any objection thereto. Venue shall be Wake County, North Carolina, and service of process may be made by certified mail, return receipt requested, addressed to the party at the address noted in this document.

30.13.    Time.    Time is of the essence in connection with each and every provision of this Lease. If any time period under this Lease ends on a Saturday, Sunday, or any day on which the state courts of Durham County, North Carolina are closed, that time period shall be extended until the next business day.

31.    ADDITIONAL LEASE PROVISIONS.    Additional provisions of this Lease are contained in the Schedules attached which are incorporated by this reference. These additional provisions shall control if in conflict with any of the foregoing provisions of this Lease.

IN WITNESS WHEREOF, the undersigned have executed, sealed and delivered this Agreement as of the date first above written.

LANDLORD:	TENANT:

TECHNOLOGY IX, LLC a N.C. Limited Liability Company	LARSCOM, INCORPORATED a Delaware Corporation

By:	/S/ PATRICK GAVAGHAN	By:	/s/ Donald W. Morgan
	Manager		VP Finance & CFO

Date: 10/13/00		Date: 10/12/00

SCHEDULE B
KEYSTONE TECHNOLOGY PARK BUILDING IX
SHELL BUILDING OUTLINE SPECIFICATIONS

Building Size:
– 75,257 SF gross (drip line to drip line)
– 71,599 SF net useable space
– Clear ceiling height 14’-0

Sitework:
- Site landscaping commensurate with an RTP area business park
– Clear and grade
– Storm drainage
– Water and sewer
– Curb & gutter and asphalt pavement, including parking specified in the lease
– Walks at perimeter of building

Building Elevations:
– 9’-0 high storefronts with 1’-6 high exterior drywall (texture paint) header
– Architectural Spandrel Panels which are  3/4” deep
– Drywall soffits
– Scuppers and downspouts
– Overall height of the building is 20’ 6”
– Spandrel panels are texture painted
– Round (1’-6”) concrete columns with texture painted finish

Floor Slab Foundations:
– Footings are 1’-0 below finish floor
– Lug at storefronts are; 1’-4” deep and 1’-0 wide
– 5” slab with a 4” stone base
– All concrete is 3,000 PSI
– Soil treatment is included
– 6 x 6 10/10 wire mesh
– All control joints are saw cut
– No joint filler

Architectural Tilt Panels:
– Panels are 5 1/2” thick concrete (3,000 PSI)
– Reinforced with steel
–  3/4” deep reveals
– A11 panels are textured finish
– All panel joints are caulked

Structural and Miscellaneous Steel:
– Joist and girder roof support
– Tubular columns
– Type ‘B’, primer painted, roof deck
– Tilt panels are load bearing
– l ea. roof access ladder
– Dock stairs

Roofing:
– Roof insulation to be 2” – R=14.3, Polyisocyanorate loose laid over metal deck
– Ballasted (stone #4) 0.045 black EPDW system
– l0 year manufacture’s warranty
– Parapet walls to have termination bar

Storefront System:
– 2 1/4” x 4 ½” thermally broken clear anodized
– l” grey insulated glass
– Head receptor for top of storefront
– Factory thermally broken pan flashing for bottom of storefront system

Drywall and Framing:

– Head of window (1'-6) and soffits to have metal framing and exterior drywall
– Drywall to be textured painted
– Insulation in head framing and on soffit

Painting:

– All hollow metal is painted
– All panels and drywall are painted on the exterior with a textured pair t (Tri-a-plex)
– Downspouts and scupper heads will be texture painted

Plumbing:

– 6" waste line running along front quarter of building to 5'-0 outside
– Piping to be schedule 40 PVC-DWC
– 2 ea. l" domestic feeder lines stubbed up to above storefront
– 4 ea. wall hydrants

HVAC:

– Not included

Sprinkler:

– Starting at 1'-0 above finish floor
– 2 ea. wet pipe systems
– Ordinary hazard systems throughout

– Water supply based on:

–	Static-125 PSI
–	Residual-100 PSI
–	Flow-1800 GPM
–	Design fee included
–	Phone connected sprinkler system electronic control unit

Electrical:

– 2 ea. gutters
– 200 amp house panel (480 volt)
– Soffit lights
– Alarm system with dialer
– 8 ea. wall packs

Potable Water Supply:

–2"-Construction Deadline water main in ceiling joist

SCHEDULE C
TENANT IMPROVEMENTS

The Plans and Specifications for the Tenant Improvements shall be mutually approved by the parties (which approval shall not be unreasonably withheld, delayed, or conditioned.) A copy of the approved Plans and Specifications for the Tenant Improvements shall be initialed by each party and attached to this Lease subsequent to its execution by the parties.

SCHEDULE D
BASE RENT SCHEDULE

Lease Year	Amount	Installment Amount
1	$306,945.00/yr.	$25,578.75/mo.
2	$314,618.63/yr.	$26,218.22/mo.
3	$322,484.09/yr.	$26,873.67/mo.
4	$330,546.19/yr.	$27,545.52/mo.
5	$338,809.85/yr.	$28,234.15/mo.
6	$347,280.09/yr.	$28,940.01/mo.
7*	$355,962.10/yr.	$29,663.51/mo.
8	$364,861.15/yr.	$30,405.10/mo.
9	$373,982.68/yr.	$31,165.22/mo.
10	$383,332.24/yr.	$31,944.35/mo.
11	$392,915.55/yr.	$32,742.96/mo.

5	$338,809.85/yr.	$28,234.15/mo.
6	$347,280.09/yr.	$28,940.01/mo.
7*	$355,962.10/yr.	$29,663.51/mo.
8	$364,861.15/yr.	$30,405.10/mo.
9	$373,982.68/yr.	$31,165.22/mo.
10	$383,332.24/yr.	$31,944.35/mo.
11	$392,915.55/yr.	$32,742.96/mo.

Base Rent for each day of the Interim Period, if applicable, shall be the per diem equivalent of the Installment Amount for the first Lease Year described above (the “Per Diem Rate”).

*(Note: Rent from the seventh Lease Year through the eleventh Lease Year is applicable only if Tenant timely and properly exercises the first Renewal Option.)

SCHEDULE E
CONSTRUCTION DEADLINE

Landlord shall cause the Landlord Improvements and Tenant Improvements to be Substantially Completed by the Target Commencement Date and, in any event, by the Outside Commencement Date. Each of these dates shall automatically be extended for the following (the “Permitted Delays”): (a) Tenant Delays (including, but not limited to, Tenant’s failure to provide Landlord with every thing reasonably necessary, including final space plan approval by the Space Plan Approval Date, to enable Landlord to complete the construction drawings for the Premises by the Construction Drawings Completion Date (provided that Tenant has a minimum of five (5) business days to review the final construction drawings), failure to approve the construction budget for the Tenant Improvements by the Budget Approval Date, and Tenant change orders,); (b) each day in excess of three (3) weeks, after Landlords’s application, that it takes to obtain the building permits; and (c) delays in construction caused by weather. Notwithstanding the Lease Term Sheet or Section 2 of this Lease to the contrary, the Commencement Date shall be accelerated, on a day for day basis for each day of delay in Substantial Completion caused by Tenant Delays. In that event, the payment of the first month’s Rent due under this Lease shall be accompanied by payment of Rent (calculated at the Per Diem Rate) for the period from the Commencement Date (as accelerated) through the date of Substantial Completion. (For example, if the date of Substantial Completion is August 30, 2000 and ten (10) of those days of delay are Tenant Delays, the Commencement Date shall be accelerated to August 20, 2000).

SCHEDULE F
SATELLITE ANTENNA

Subject to the terms of this Schedule, during the Term Tenant shall have the right to install and operate on the roof of the Building (the “Roof”) a microwave, satellite or other antenna communications system that transmits or receives signals to or from other communications installations located off-site (the “Satellite Antenna”). The Tenant’s rights to install and operate the Satellite Antenna are expressly subject to the following conditions:

(a)    Tenant shall give Landlord not less than thirty (30) days’ advance written notice of Tenant’s intent to exercise its rights under this Schedule. The notice shall include the plans and specs for the construction and location of the Satellite Antenna, which shall be subject to Landlord’s prior approval. As a condition of its approval, Landlord may, in its discretion, require Tenant, at Tenant’s sole expense, to adequately screen the Satellite Antenna from view (the design of the screening to be subject to Landlord’s prior written approval). The installation (including all structural reinforcement, framing and waterproofing) shall be performed subject to the provisions of Section 7 of this Lease and shall not, in any event, violate or vitiate any warranties relating to the Roof.

(b)    Tenant, at its expense, shall be solely responsible for the installation, operation, and maintenance of the Satellite Antenna and any required screening and for obtaining and maintaining all operating permits and governmental approvals and otherwise complying with all applicable legal requirements (including any requirements of Federal Communications Commission) relating to the Satellite Antenna. Tenant shall also promptly repair any damage to the Roof, Building, Common Areas and/or Premises caused by the installation, operation or maintenance of the Satellite Antenna.

(c)    The Satellite Antenna shall remain Tenant’s property throughout the Term and Tenant shall maintain full replacement value insurance to protect its interest. Tenant shall also be responsible for any additional insurance and/or increase in insurance premiums incurred by Landlord as a result of the installation of the Satellite Antenna.

(d)    Tenant’s access to the Roof shall be subject to such reasonable conditions imposed by Landlord.

(e)    Tenant’s rights under this Schedule shall not interfere with the use or operation (including the reception and transmission of signals) of other satellite antenna, microwave dishes or other communications equipment previously installed on the Roof or otherwise interfere with the other tenants use of their respective premises.

(f)    Landlord, at its expense (except where necessitated by any applicable legal requirement or governmental authority, where it will be Tenant’s expense), shall have the right, on not less than five (5) days prior written notice (except in the event of an emergency, in which event no notice shall be required) to relocate the Satellite Antenna. Tenant shall cooperate with Landlord in all reasonable respects relating to any such relocation.

(g)    Upon termination of the Lease, Tenant, at its sole expense, shall remove the Satellite Antenna and any related conduits and cables and repair any resulting damage to the Roof, Building, Common Areas and/or Premises (whether caused by installation or removal). This obligation shall survive a termination of the Lease.

(h)    The rights granted under this Schedule are not separately assignable; but may only be assigned in connection with a permitted assignment of this Lease.

Whenever Landlord’s consent or approval is required under this Schedule, Landlord agrees that such consent shall not be unreasonably withheld, conditioned or delayed.

SCHEDULE G
RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the land.

1.    Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord or, at Tenant’s option, obtained by Tenant at Tenant’s expense.

2.    All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises. The foregoing sentence shall not be applicable to doors of the Building that are entirely contained within the Premises.

3.    Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings. Tenant, its employees, and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents, or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building or the land during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. All moving activity into or out of the Building and all construction activity shall be scheduled with Landlord and done only at such time and in such manner as Landlord designates. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. Any damage to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility and expense of Tenant.

5.    No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such specific elevator as shall be designated by Landlord.

6.    The requirements of Tenant will be attended to only upon application at the management office for the land or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

7.    Tenant shall not disturb, solicit, or canvass any occupant of the land and shall cooperate with Landlord and its agents of Landlord to prevent the same.

8.    The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

9.    Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord’s prior written consent.

10.    Except for one vending machine intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

11.    Except as reasonably required in connection with Tenant’s customary operations and then only in accordance with all applicable governmental rules and regulations, Tenant shall not bring, use, or store in or on the Premises or the Building any kerosene, gasoline or other inflammable or combustible fluid or material or any hazardous or toxic materials, or any other materials or substances that might pose a health or safety risk. Tenant shall not bring, or permit any of its employees or agents to bring, firearms, ammunition or other weapons upon the Premises or the Building.

12.    Tenant shall not without the prior written consent of Landlord use any method of heating or air conditioning other than that supplied by Landlord.

13.    Except as reasonably required in connection with Tenant’s customary operations and then only in accordance with all applicable governmental rules and regulations, Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises. Tenant shall not permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein. Landlord shall have the right to prohibit the smoking of any tobacco products in the Building, including the Premises, and may, without any obligation to do so, designate exclusive areas for the smoking of tobacco products.

14.    Tenant shall not bring into or keep within the Building or the Premises any animals, birds, bicycles or other vehicles.

15.    No cooking shall be done or permitted on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ Laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and visitors, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

16.    Landlord will approve where and how telephone and telecommunication wiring and cabling are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

17.    Landlord reserves the right to exclude or expel from the land any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18.    Tenant, its employees and agents shall not loiter in or on the entrances, corridors, sidewalks, lobbies, halls, stairways, elevators, or any common areas of the Building for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19.    Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash in the vicinity of the Building without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its gents, servants, employees, contractors, visitors or licensees, Tenant shall forthwith, at Tenant’s expense, cause the Premises to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

20.    Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

21.    Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

22.    No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings which are attached to the windows in the Premises, if any, which have a view of any interior portion of the Building or the common areas of the Building.

23.    The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the window sills.

24.    Tenant must comply with requests by Landlord concerning the informing of their employees of items of importance to Landlord.

25.    Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

26.    Without the written consent of Landlord, Tenant shall not use the name or a likeness of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant’s address.

Subject to the terms of the Lease, Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building, and the land, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises. Whenever Landlord’s consent is required under this Schedule, Landlord agrees that such consent shall not be unreasonably withheld, conditioned or delayed.

SCHEDULE H

RENEWAL OPTION

Provided Tenant complies with all terms and conditions of the Lease and is not, at the time of exercise, in default, Tenant shall have an option to renew the Lease (the “Renewal Option”), for an additional five (5) years (the “Renewal Term”). The renewal of the Lease would be on the same terms and conditions of this Lease except for Base Rent which shall be calculated as provided below. If Tenant elects to exercise the Renewal Option, it shall give written notice to Landlord at least one hundred eighty (180) days prior to the expiration of the original five (5) year Term. Provided the Renewal Option has been properly exercised, wherever the term “Term” appears in this Lease, it shall include the Renewal Term.

EXHIBIT B

SUPPLEMENTAL LEASE DOCUMENTS

[To Be Attached]

NONE

EXHIBIT C

EXAMPLE OF ACCEPTABLE LETTER OF CREDIT

[GRAPHIC REMOVED HERE]
RBC PO Box 1220
Centura

IRREVOCABLE STANDBY LETTER OF CREDIT Rocky Mount, NC 27802-1220

Date of Issue:	March 12, 2002
Expiry Date:	March 11, 2003

Issuing Bank Letter of Credit Number	Advising Bank Letter of Credit Number
2002-77

Beneficiary Applicant	Applicant
LARSCOM, INCORPORATED	Silicon Wireless Corporation
1845 McCandless Drive	633 Davis Drive
Milpitas, CA 95305	Durham, NC 27713

Amount Currency	One Hundred Fifty Three Thousand Four Hundred
$153,473.00 U.S. Dollars	Seventy-Three Dollars &00/100

We hereby issue this Irrevocable Standby Letter of Credit in your favor, which is available in one or more drawings not exceeding $153,473.00 in the aggregate against your draft by written request to RBC Centura at sight drawn on RBC Centura Bank bearing the Clause “Drawn tender Letter of Credit Number 2002-77 accompanied by the following:

Beneficiary
signed statement reading:    We understand and agree that at any and all times Beneficiary shall be entitled to draw upon this Irrevocable Standby Letter of Credit in the event that Beneficiary provides us with a written statement purportedly signed by one of its officers reading: “This draw in the amount of One Hundred Fifty Three Thousand Four Hundred Seventy-Three Dollars & 00/100 ($153,473.00) under your Irrevocable Standby Letter of Credit No. 2002-77 represents funds due and owing to us as a result of the Applicant’s failure to perform its obligations under that certain Sublease by and between LARSCOM, INCORPORATED, as landlord, and Silicon Wireless Corporation, as Tenant.” We acknowledge and agree that upon receipt of the documentation required herein, we will honor Beneficiary’s draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary’s signed statement regardless of whether Applicant disputes the content of such statement.

Special
Instructions:    It is a condition of this Irrevocable Standby Letter of Credit that it shall be automatically renewed for four (4) one (1) year periods upon the expiration date set forth above and upon each anniversary of such date, unless at least sixty (60) days prior to such expiration date or applicable anniversary thereof, we notify Beneficiary by certified mail, return receipt requested, that we elect not to renew this Irrevocable Standby Letter of Credit. In addition to the foregoing, we understand and agree that Beneficiary shall be entitled to draw upon this Irrevocable Standby Letter of Credit in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, Beneficiary provides us with a written statement purportedly signed by one of its officers stating that Beneficiary requests such draw as a result of our election not to renew this Irrevocable Standby Letter of Credit. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor Beneficiary’s draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary’s signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event Beneficiary elects to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) Beneficiary shall be entitled to assign or transfer its interest in this Irrevocable Standby Letter of Credit from time to time without our approval and without charge, which assignment or transfer shall be effected upon presentation to us of an original copy of this Irrevocable Standby Letter of Credit and any amendments hereto accompanied by a written request by Beneficiary designating a transferee in a form reasonably acceptable to us.

We hereby engage with the bona fide holders of a draft drawn under and in compliance with the terms of this Letter of Credit that such drafts will be duly honored upon presentation to us of written demand for draft on any banking day, by delivering on the day of presentation the amount of the draft by official bank or cashier’s check to Beneficiary, or at Beneficiary’s written instructions, by wiring on the day as such presentation federal funds in the amount of the draft to the specified account. Drawings should be sent to RBC Centura Bank, Attn. Small Business Center, 134 N. Church Street, Rock Mount NC, 27804.

Very Truly Yours,
RBC Centura Bank
Rocky Mount, NC 27804

/s/    O. STOKES SUTTER III

Authorized Signature O. Stokes Sutter III,
Bank Officer

Except so far as otherwise expressly stated this documentary letter of credit is subject to International Standby Practices (ISP98 International Chamber of Commerce publication 590), which are in effect on the issue date.

EXHIBIT D

BILL OF SALE

This BILL OF SALE, effective as of February 15, 2002 (“Effective Date”), is executed by Larscom, Incorporated, a Delaware corporation (“Seller”), and Silicon Wireless Corporation, a North Carolina corporation (“Buyer”).

IN CONSIDERATION of the payment (“Payment”) of the purchase price of $10.00, and the mutual covenants set forth therein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, assigns and transfers to Buyer all of the assets presently owned by Seller and located in the building located at 633 Davis Drive, Durham, North Carolina as more particularly described on Schedule 1 attached hereto and made a part hereof (“Assets”), subject to the following terms and conditions:

1.    BUYER ACKNOWLEDGES THAT BUYER IS ACQUIRING THE ASSETS “AS IS AND WHERE IS, WITH ALL FAULTS, IF ANY”, IN THE CONDITION THEY ARE IN AS OF THE EFFECTIVE DATE, AND NO WARRANTIES, EXPRESS OR IMPLIED, HAVE BEEN MADE BY SELLER REGARDING THEIR PHYSICAL CONDITION, CAPACITY, QUALITY, VALUE, WORKMANSHIP, OPERATING CAPABILITY OR PERFORMANCE, OR THEIR COMPLIANCE WITH APPLICABLE LAWS, OR THEIR FITNESS OR SUITABILITY FOR BUYER’S PURPOSES. NO WARRANTIES, EXPRESS OR IMPLIED, CONTAINED IN THE UNIFORM COMMERCIAL CODE OR OTHERWISE (INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTY OF MERCHANTABILITY AND THE IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE) SHALL APPLY TO THE SALE OF THE ASSETS, AND BUYER HEREBY DISCLAIMS AND NEGATES THE RIGHT TO ANY SUCH WARRANTIES.

2.    As of the Effective Date, Seller represents that: (a) Seller is lawfully possessed of good title to the Assets; (b) Seller has the right and authority to convey the Assets; and (c) the Assets shall be conveyed and delivered to Buyer free and clear of all security interests, liens and encumbrances.

3.    Possession of the Assets shall be delivered to Buyer on the Effective Date set forth above.

4.    All applicable sales, use, transfer and documentary taxes arising out of the transfer of the Assets (but excluding sales taxes applicable to Seller’s period of ownership and income taxes of Seller arising out of the sale) shall be paid by Buyer.

5.    This Bill of Sale shall be governed, construed and enforced in accordance with the laws of the State of North Carolina.

[Signature Page to Bill of Sale]

IN WITNESS WHEREOF, this Bill of Sale has been by the parties set forth below, to be effective on the Effective Date first set forth above.

SELLER:
LA	RSCOM, INCORPORATED, a Delaware corporation

/S/ DONALD W. MORGAN
By	:
Name: Donald W. Morgan
Title: Vice President, Finance and Chief Financial Officer

BUYER:
SIL	ICON WIRELESS CORPORATION, a North Carolina
corporation

/S/ GLENN KLINE
By	:
Name: Glenn Kline
Title: President and Chief Executive Officer

SCHEDULE 1 TO BILL OF SALE

DESCRIPTION OF ASSETS

(53) 8’ x 8’ Herman Miller workstations installed. (6) 8’ x 8’ workstations on pallets.

(19) 72” U-shaped laminate desk units.

(2) 72” U-shaped wood veneer desk units.

(31) Lab workbenches.

(2) Large Conference rooms tables and chairs (seats (16) and (14) respectively). Each room has markerboards and video screens.

(4) Small conference rooms tables and chairs (seats (4), (4), (6) and (8) respectively).

(39) 5-drawer lateral files.

(14) 4-drawer lateral files.

(10) 3-drawer lateral files.

(1) Large Herman Miller reception workstation.

(2) Loveseats.

(8) Oversized reception chairs.

(4) Cafeteria tables and (22) chairs.

(14) Phone racks.

(2) Full-size refrigerators.

(1) Exercise room with equipment

Note: All offices have desk chairs, side chairs, file cabinets and/or bookshelves. Each workstation has a desk chair and side chair. In addition, there are numerous file cabinets, storage cabinets, book shelves, industrial racks and cable trays located in the premises, all of which shall be included in the definition of “Assets” as used in this Bill of Sale.